As filed with the United States Securities and Exchange Commission on January 8,
                        2002 Registration No. 333-72282

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              22-3408857
           (State or other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)

                             ---------------------
               600 MOUNTAIN AVENUE, MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            RICHARD J. RAWSON, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974,
                                 (908) 582-8500
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:
                             STEPHEN L. BURNS, ESQ.
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as the selling securityholders determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED          PROPOSED
                                                                    MAXIMUM           MAXIMUM
        TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE      AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            BE REGISTERED        PER UNIT(1)      OFFERING PRICE    REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
8.00% Redeemable Convertible Preferred
  Stock, $1.00 par value per share and
  initial liquidation preference
  $1,000.00 per share..................       1,885,000 shares    $   1,145(3)    $2,158,325,000(3)       $539,582
------------------------------------------------------------------------------------------------------------------------------
8.00% Convertible Subordinated
  Debentures...........................       $1,885,000,000(4)            (4)                  (4)               (4)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share
  and related preferred stock purchase
  rights(5)............................   252,005,273 shares(6)            (6)                  (6)               (6)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share
  and related preferred stock purchase
  rights(5)............................    46,328,725 shares(7)        6.51(8)       301,600,000(8)         75,400
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest and distributions, if any.

(2) On October 26, 2001, we paid the registration fee of $614,982 in respect of the shares listed in the table above. As a result, no additional filing fee is required for the filing of this amendment.

(3) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), based upon the average of the bid and asked prices of the preferred stock on the PORTAL Market on October 24, 2001.

(4) Represents the aggregate principal amount of convertible subordinated debentures originally issuable in exchange for the preferred stock, together with an indeterminate aggregate principal amount as may become issuable in exchange for the preferred stock as a result of increases in the liquidation preference of the preferred stock to reflect the accretion of unpaid dividends. Pursuant to Rule 457(i), no additional registration fee is required for the convertible subordinated debentures issuable in exchange for the preferred stock because no additional consideration will be received in connection with the exchange.

(5) This registration statement also relates to rights to purchase shares of the registrant's junior preferred stock, par value $1.00 per share, which are attached to all shares of common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration has been received for the rights.

(6) Represents the underlying shares of common stock originally issuable upon exercise of the conversion privilege attached to the preferred stock or the convertible subordinated debentures, together with an indeterminate number of additional shares as may become issuable upon exercise of the conversion privilege attached to preferred stock or convertible subordinated debentures as a result of antidilution adjustments and, in the case of conversion of the preferred stock, increases in the liquidation preference of the preferred stock to reflect the accretion of unpaid dividends. Pursuant to Rule 457(i), no additional registration fee is required for the common stock issuable upon conversion of the preferred stock or convertible subordinated debentures because no additional consideration will be received in connection with the exercise of the conversion privilege attached to the preferred stock or the convertible subordinated debentures.

(7) Represents shares of common stock that the registrant may elect to issue in connection with the payment of dividends on the preferred stock.

(8) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), based upon the average of the high and low sales prices of the common stock on The New York Stock Exchange on October 24, 2001.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED JANUARY 8, 2002


PROSPECTUS

[LUCENT TECHNOLOGIES LOGO]
                            LUCENT TECHNOLOGIES INC.

        1,885,000 SHARES OF 8.00% REDEEMABLE CONVERTIBLE PREFERRED STOCK

  $1,885,000,000 PRINCIPAL AGGREGATE AMOUNT OF 8.00% CONVERTIBLE SUBORDINATED
                                   DEBENTURES
                  ISSUABLE IN EXCHANGE FOR THE PREFERRED STOCK

  252,005,273 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE CONVERSION
                                   PRIVILEGE
     ATTACHED TO THE PREFERRED STOCK OR CONVERTIBLE SUBORDINATED DEBENTURES

  46,328,725 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE PAYMENT OF
                        DIVIDENDS ON THE PREFERRED STOCK

    We originally issued the preferred stock in a private placement on August 6, 2001. This prospectus relates to resales of preferred stock and to sales of convertible subordinated debentures that may be issued in exchange for preferred stock and to common stock that may be issued upon conversion of preferred stock or convertible subordinated debentures, by the securityholders named under the caption "Selling Securityholders" in this prospectus, and to sales by the transfer agent for the preferred stock, on behalf of the holders of the preferred stock, of common stock that may be issued to the transfer agent in connection with the payment of dividends on the preferred stock, all as described under the caption "Plan of Distribution" in this prospectus.


    Each share of preferred stock has an initial liquidation preference of $1,000.00 and was convertible initially into 133.6898 shares of our common stock, based on an initial conversion price of $7.48 per share, subject in each case to specified adjustments. Your option to convert the preferred stock into our common stock will not be exercisable until the earlier of nine months from August 6, 2001 and the day after the date of our intended distribution to our common stockholders of our shares of Agere Systems Inc. Our common stock trades on The New York Stock Exchange under the symbol "LU." On January 7, 2002, the closing sale price of our common stock was $6.95 per share.


    Dividends on the preferred stock are payable on February 1 and August 1 of each year, beginning on February 1, 2002. Dividends accrue from the beginning of the relevant dividend period, which in the case of the first dividend period is August 6, 2001, at the annual rate of 8.00% of the applicable accreted liquidation preference per share. We will pay dividends on a dividend payment date either, at our option and subject to agreed upon conditions, in cash or by delivering shares of our common stock to the transfer agent to be sold on the holders' behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividend otherwise payable. If we are unable to pay a dividend on a dividend payment date, unpaid dividends will accrete at an annual rate of 10.00% per year for the relevant dividend period and will be reflected as an accretion to the liquidation preference of the preferred stock. Because the conversion price will not change as a result of this increase, holders who convert their preferred stock following an accretion of dividends will receive more shares of our common stock.

    We may, at any time on or after August 15, 2006, under agreed upon conditions, redeem all or any shares of preferred stock for, at our option, cash or shares of our common stock valued at a discount of 5% from the market price of our common stock. The holders of the preferred stock will have specified optional and mandatory redemption rights, including the right to require us to redeem their shares of preferred stock on August 2, 2004, August 2, 2007, August 2, 2010 and August 2, 2016, at the prices described in this prospectus. We will be obligated to redeem all outstanding shares of preferred stock on August 1, 2031, at the price and subject to certain conditions described in this prospectus.

    We also have the right, subject to certain conditions, to require holders of the preferred stock to exchange their shares for convertible subordinated debentures with similar terms.

     INVESTING IN OUR PREFERRED STOCK, CONVERTIBLE SUBORDINATED DEBENTURES OR COMMON STOCK INVOLVES RISKS. "RISK FACTORS" BEGINS ON PAGE 9 OF THIS PROSPECTUS.

    THE SECURITIES OFFERED IN THIS PROSPECTUS HAVE NOT BEEN RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION OR ANY REGULATORY AUTHORITY. THESE AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Incorporation of Certain Information by Reference...........   ii
Available Information.......................................  iii
The Company.................................................    1
Summary of the Terms of the Preferred Stock and the
  Convertible Subordinated Debentures.......................    1
Risk Factors................................................    9
Forward-Looking Statements..................................   13
Use of Proceeds.............................................   15
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred Stock Dividend
  Requirements..............................................   15
Description of the Preferred Stock..........................   16
Description of the Convertible Subordinated Debentures......   37
Certain Federal Income Tax Consequences.....................   43
Selling Securityholders.....................................   51
Plan of Distribution........................................   57
Legal Matters...............................................   60
Experts.....................................................   60

                             ---------------------

     This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, selling securityholders may, from time to time over the next two years, resell their preferred stock and sell convertible subordinated debentures issued in exchange for their preferred stock and common stock issued upon conversion of their preferred stock or convertible subordinated debentures, in one or more offerings. In addition, under this shelf process, the transfer agent for the preferred stock may from time to time sell, on behalf of the holders of the preferred stock, common stock, that may be issued to the transfer agent in connection with the payment of dividends on the preferred stock and covered by this prospectus, in one or more offerings.

     You should read this prospectus and any applicable prospectus supplement together with additional information described immediately below under the headings "Incorporation of Certain Information By Reference" and "Available Information."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this document. The following documents filed by us, Commission File No. 001-11639, with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

          1. Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed on December 28, 2001;

          2. Current Reports on Form 8-K filed pursuant to Item 5 of Form 8-K on October 23, 2001 and November 20, 2001; and

          3. The "Description of Capital Stock" section of our Registration Statement on Form 10 filed with the SEC on February 26, 1996, as amended by Amendment No. 1 filed on Form 10/A on March 12, 1996, Amendment No. 2 filed on Form 10/A on March 22, 1996, and Amendment No. 3 filed on Form 10/A on April 1, 1996, and any other amendments or reports filed for the purpose of updating that description.

     Except where specifically stated above, Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or Exchange Act, after the date of this document and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     We will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

     Corporate Secretary
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, New Jersey 07974
     (908) 582 8500.

                             AVAILABLE INFORMATION

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's following public reference facilities:


Public Reference Room                       Chicago Regional Office
450 Fifth Street, N.W.                      Citicorp Center
Room 1024                                   500 West Madison Street
Washington, D.C. 20549                      Suite 1400 Chicago, Illinois 60661-2511

     Information on the operation of these public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC. Our SEC filings can also be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                                  THE COMPANY

     We operate in the global communications networking industry and design and deliver networks for the world's largest communications service providers. Backed by Bell Labs, one of the world's foremost industrial and research development organizations, we rely on our strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next generation networks. Our systems, services and software are designed to help customers quickly deploy and better manage their networks and create new opportunities for revenue-generating services that help businesses and consumers.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and our telephone number, at that location, is (908) 582-8500.

                SUMMARY OF THE TERMS OF THE PREFERRED STOCK AND
                    THE CONVERTIBLE SUBORDINATED DEBENTURES

     The following is a brief summary of select terms of the preferred stock, as well as of the convertible subordinated debentures that may be issued, at our election, in exchange for the preferred stock if agreed upon conditions are met. For a more complete description of the terms of the preferred stock and the convertible subordinated debentures, see the sections of this prospectus entitled "Description of the Preferred Stock" and "Description of the Convertible Subordinated Debentures."

                              THE PREFERRED STOCK

Issuer........................   Lucent Technologies Inc.

Maximum number of securities
offered.......................   1,885,000 shares of our 8.00% redeemable
                                 convertible preferred stock owned by selling stockholders named herein or in prospectus supplements.

Liquidation preference........   Initially $1,000.00 per share, subject to
                                 accretion.

Ranking.......................   The preferred stock ranks, with respect to
                                 dividend rights and rights upon liquidation, winding up or dissolution:

                                 - junior to:

                                   - all our existing and future debt
                                     obligations; and

                                   - each class or series of our capital stock
                                     the terms of which provide that such class or series will rank senior to the preferred stock;

                                 - on a parity with each class or series of our
                                   capital stock that has terms providing that such class or series will rank on a parity with the preferred stock; and

                                 - senior to our Series A Junior Participating
                                   Preferred Stock, our common stock and each class or series of our capital stock that has terms providing that such class or series will rank junior to the preferred stock.

                                 Without the consent of holders of at least two-thirds of the shares of preferred stock outstanding, we will not be entitled to issue any class or series of capital stock that ranks senior to the preferred stock.

Dividends.....................   Dividend payment rate: annual rate of 8.00% of
                                 the applicable accreted liquidation preference per share, accruing from the beginning of the relevant dividend period.

                                 Dividend payment dates: semi-annually, on
                                 February 1 and August 1 of each year, beginning on February 1, 2002.

                                 Form of dividend payment: We may, at our option, pay dividends:

                                 - in cash; or

                                 - in shares of our common stock delivered to
                                   the transfer agent to be sold on the holders' behalf, except as described below, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividend otherwise payable.

                                 We will pay dividends on the preferred stock on each dividend payment date, unless we are unable to satisfy the relevant conditions to payment described below.

                                 The terms of our existing credit facilities were recently amended to allow us to pay dividends on the preferred stock in cash; however, they prevent us from doing so if, before the payment or after giving effect to the payment, an event of default, as described in our credit facilities, is or would be in existence, and our future credit facilities and other indebtedness may contain a similar or other restrictions on paying dividends in cash. To pay dividends, we must pay the dividends out of funds legally available for payment, and to pay dividends by delivering shares to the transfer agent, we must provide the transfer agent with a registration statement permitting the immediate sale of the shares of common stock in the public market. The registration statement, of which this prospectus forms a part, permits the immediate sale by the transfer agent for the preferred stock, on behalf of the holders of the preferred stock, of up to 46,328,725 shares of our common stock in the public market for this purpose; however, we cannot assure you that we will pay dividends in this manner or that we will be able to keep effective the registration statement or that this number of shares will be sufficient to meet our future dividend payment requirements.

                                 If we pay dividends by delivering shares of our common stock to the transfer agent, those shares will be owned beneficially by the holders of the preferred stock upon delivery of such shares of our common stock to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. If a holder provides notice to the transfer agent at least 30 days prior to the applicable dividend payment date not to sell any shares of common stock received and held on behalf of that holder, the transfer agent will deliver to or for the account of the holder promptly after receipt by the transfer agent, shares of common stock having the value of the dividend payment calculated based on an average sale price on the five trading days preceding the third business day before the relevant dividend payment date.

                                 Dividend accretion: If we are unable to pay dividends on the preferred stock in full on any dividend payment date, the liquidation preference of the preferred stock will be increased for subsequent dividend periods by an amount that reflects the accretion of the unpaid dividends at an annual rate of 10.00%, calculated on a semi-annual basis, from, and including, the first day of the relevant dividend period to, but excluding, the dividend payment date. The conversion price will not change as a result of any accretion.

Redemption at our option......   We may not redeem any shares of preferred stock
                                 at any time before August 15, 2006. Thereafter, we may, at our option and upon notice to the holders of the preferred stock, redeem any outstanding shares of preferred stock at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date.

                                 We may, at our option, elect to pay the
                                 redemption price:

                                 - in cash; or

                                 - in shares of our common stock valued at a
                                   discount of 5% from the market price of our common stock; or

                                 - any combination thereof.

                                 We may pay such redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

Redemption at the option of
the holder....................   On the redemption dates of August 2, 2004,
                                 August 2, 2007, August 2, 2010, and August 2,
                                 2016, we will, at the option of the holder, be required to redeem any outstanding shares of preferred stock at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date.

                                 The terms of the preferred stock permit us, at our option, to pay the redemption price:

                                 - in cash; or

                                 - in shares of our common stock valued at a
                                   discount of 5% from the market price of our common stock; or

                                 - any combination thereof.

                                 We may pay the redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of the common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

Mandatory redemption..........   We will be obligated to redeem all outstanding
                                 shares of preferred stock on August 1, 2031, at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption.

                                 The terms of the preferred stock permit us, at our option, to pay the redemption price:

                                 - in cash; or

                                 - in shares of our common stock valued at a
                                   discount of 5% from the market price of our common stock; or

                                 - any combination thereof.

                                 We may pay the redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

Conversion....................   Each share of preferred stock may be converted
                                 at the option of the holder into a number of shares of our common stock, subject to adjustment based on adjustments to the conversion price, at any time from and after the earlier of:

                                 - nine months after the issuance of the
                                   preferred stock; and

                                 - the day immediately following the date of the
                                   share distribution in connection with our spin-off of Agere Systems Inc.

                                 Initial conversion price: $7.48 per share of common stock, subject to adjustment in a number of circumstances described under "Description of Preferred Stock -- Adjustments to the Conversion Price." The initial conversion price is equivalent to an initial conversion rate of
                                 133.6898 shares of common stock for each $1,000.00 initial liquidation preference of the preferred stock. The conversion price will not be increased in connection with an increase in the accreted liquidation preference of the preferred stock. Accordingly, holders who convert their preferred stock following an increase in the accreted liquidation preference will receive more shares of our common stock.

                                 For the tax consequences of the adjustment to the conversion price following the anticipated distribution of the Class B common stock of Agere Systems Inc. to our common stockholders, see "Certain Federal Income Tax
                                 Consequences -- U.S. Holders -- Preferred
                                 Stock -- Deemed Distributions" and "-- Non-U.S. Holders -- Preferred Stock and Common
                                 Stock -- Distributions" below.

Voting rights.................   The holders of shares of preferred stock are
                                 not entitled to any voting rights except as required by law.

                                 Notwithstanding the foregoing, so long as any shares of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of preferred stock outstanding:

                                 - issue shares of or increase the authorized
                                   number of shares of any class or series of stock ranking prior to the outstanding preferred stock as to the payment of dividends or distributions upon liquidation, dissolution or winding up; or

                                 - amend our certificate of incorporation or the
                                   resolutions contained in the certificate of designations, whether by merger, consolidation or otherwise, if the amendment would alter or change any power, preference or special right of the outstanding preferred stock so as to materially and adversely affect the holders thereof.

Change of control.............   If we undergo a change of control, each holder
                                 of shares of preferred stock will have the right to require us to redeem any outstanding shares of the holder's preferred stock at a redemption price per share equal to the accreted liquidation preference of those shares, plus an amount equal to accrued and unpaid dividends, if any, on those shares from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption. This right of holders will be subject to our obligation to repay or repurchase any indebtedness or preferred stock required to be repaid or repurchased in connection with a change of control and to any contractual restrictions then contained in our indebtedness. Under the terms of our current credit facilities, we are prohibited from paying the redemption price of the preferred stock in cash. Our future credit facilities and other existing or future indebtedness may contain similar restrictions. When we have satisfied these obligations, we will redeem all shares tendered upon a change of control, subject to the legal availability of funds for this purpose.

                                 We may, at our option, elect to pay the
                                 redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. However, we may pay such redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

                                 Holders of the preferred stock will not have this redemption right if our common stock trades at or above 105% of the conversion price of the preferred stock during specified periods, or if holders of the preferred stock receive specified securities as a result of the change of control.

Exchange right................   We have the right, at any time we have legally
                                 available funds, to require all holders of outstanding preferred stock to exchange their preferred stock for our convertible subordinated debentures having an aggregate principal amount equal to the accreted liquidation preference of the preferred stock and having a conversion price and interest rate equal to the conversion price and dividend rate for the preferred stock, rounded down to the nearest whole dollar amount. The terms of the convertible subordinated debentures are described below.

Tax consequences to U.S.
holders of our exercising the
exchange right................   The exchange of preferred stock for our
                                 convertible subordinated debentures under the exchange right would be taxable to the U.S.
                                 holders of the preferred stock and may be treated as a taxable distribution in the amount of the fair market value of the convertible subordinated debentures. See "Certain Federal
                                 Income Tax Consequences -- Preferred
                                 Stock -- Exchange Right" below. Based upon the advice of our counsel, we intend to treat such exchange as generally giving rise to capital gain or loss.

Tax consequences to non-U.S.
holders.......................   Dividends paid to non-U.S. holders on our
                                 preferred stock or on our common stock
                                 (including deemed dividends) will generally be subject to U.S. Federal withholding tax. The exchange by a non-U.S. holder of preferred stock for our convertible subordinated debentures under the exchange right may be treated as a taxable distribution subject to U.S. Federal withholding tax, although based upon the advice of our counsel, we do not intend to treat the exchange as a distribution subject to U.S. Federal withholding tax. See
                                 "Certain Federal Income Tax
                                 Consequences -- Non-U.S. Holders -- Preferred
                                 Stock."

Registration rights...........   We have agreed to cause a shelf registration
                                 statement to remain effective, subject to some exceptions, until the earlier of (a) two years following the issue date of the preferred stock and (b) the date on which all shares of preferred stock or common stock covered by that registration statement have been sold under that registration statement. If we do not satisfy this obligation, we will be required to pay additional dividends to holders of the preferred stock.

Trading.......................   Our common stock currently trades on The New
                                 York Stock Exchange under the symbol "LU." We have not applied and do not intend to apply for the listing of the preferred stock or the convertible subordinated debentures on any securities exchange.

                    THE CONVERTIBLE SUBORDINATED DEBENTURES

Securities offered............   The convertible subordinated debentures will be
                                 convertible into shares of our common stock and will have terms and conditions substantially similar to the preferred stock, except as described below.

Principal amount..............   The aggregate principal amount of the
                                 convertible subordinated debentures will be limited to the aggregate accreted liquidation preference of the preferred stock outstanding on the effective date of the exchange. The convertible subordinated debentures will be issued in denominations equal to integral multiples of the accreted liquidation preference of one share of preferred stock as of the effective date of the exchange, rounded down to the nearest whole dollar amount.

Ranking.......................   The convertible subordinated debentures will be
                                 unsecured obligations of ours and will rank equally with all of our other unsecured subordinated indebtedness.

Subordination.................   The payment of principal and interest on the
                                 convertible subordinated debentures is
                                 subordinated in right of prior payment to the prior payment in full of all of our existing or future senior debt.

Interest......................   Interest on the convertible subordinated
                                 debentures will accrue at an annual rate of 8.00% of the principal amount from the dividend payment date of the preferred stock immediately preceding the exchange date or, if the exchange date is a dividend payment date, from the exchange date, and thereafter from the most recent interest payment date.

                                 Interest will be payable in cash on February 1 and August 1 of each year to holders of record on the prior January 1 and July 1.

                                 We will not have the right to defer interest payments or to accrete the principal amount of the convertible subordinated debentures, and we will not have the right to redeem the principal amount of the convertible subordinated debentures, except as described below.

Redemption at our option......   We may redeem all or a portion of the
                                 convertible subordinated debentures for cash at any time on or after August 15, 2006, at a price equal to 100% of the principal amount of the convertible subordinated debentures to be redeemed plus an amount equal to accrued and unpaid interest to, but excluding, the redemption date.

Redemption at the option of
the holder....................   The holders of convertible subordinated
                                 debentures will have redemption at the option of the holder terms that are substantially identical to the redemption at the option of the holder terms of the preferred stock.

Maturity......................   August 1, 2031. We will not have the right to
                                 pay the principal amount due on the maturity date in shares of our common stock.

Conversion....................   The conversion rights of the convertible
                                 subordinated debentures will be substantially similar to the conversion rights of the preferred stock.

Voting rights.................   The holders of convertible subordinated
                                 debentures will not have the right to vote in the election of our directors or any other voting rights prior to the holders' receipt of common stock upon conversion of their convertible subordinated debentures.

Change of control.............   The change of control redemption rights of
                                 holders of the convertible subordinated
                                 debentures will be substantially identical to the change of control redemption rights of holders of the preferred stock.

Registration rights...........   The holders of convertible subordinated
                                 debentures will have registration rights that are substantially identical to the registration rights of holders of the preferred stock.

Events of default.............   A default in payment of principal or interest,
                                 the failure to deliver common stock upon conversion or the occurrence of specified events of bankruptcy, insolvency or reorganization affecting us will constitute an event of default with respect to the convertible subordinated debentures.

                                  RISK FACTORS

     Investing in these securities involves a high degree of risk. You should carefully consider the following risk factors and all the other information contained in this prospectus before investing in these securities.

RISKS RELATED TO OUR BUSINESS

     Investing in these securities involves exposure to the risks related to our business. Please review all of the documents incorporated by reference in this prospectus for a description of the risks related to our business. Please note, in particular, the following sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2001:

     - Item 1. Business

     - Item 3. Legal Proceedings

     The risks related to our business include risks related to:

     - liquidity and future capital requirements, including with respect to our customer financings;

     - execution risks associated with the implementation of phase II of our restructuring program;

     - our ability to utilize contract manufacturing effectively as result of our outsourcing plan, including relationships with our suppliers;

     - the effects of market demand on our revenues and other results of operations;

     - our dependence on new product development;

     - risks associated with the deployment of current and planned products;

     - our ability to protect our intellectual property rights;

     - our dependence on a limited number of large customers;

     - risks associated with long-term sales agreements

     - legal and regulatory proceedings;

     - our reliance on existing technical standards and regulations; and

     - other risks set forth below under "Forward-Looking Statements."

RISKS RELATED TO THE PREFERRED STOCK, OUR COMMON STOCK AND, IF EXCHANGED, THE CONVERTIBLE SUBORDINATED DEBENTURES

THE PREFERRED STOCK AND THE CONVERTIBLE SUBORDINATED DEBENTURES MAY BE AFFECTED BY FLUCTUATIONS IN THE MARKET PRICE OF OUR COMMON STOCK AND OUR OTHER SECURITIES, AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE PREFERRED STOCK OR THE CONVERTIBLE SUBORDINATED DEBENTURES OR THAT YOU WILL BE ABLE TO RESELL THESE SECURITIES AT OR ABOVE THE PURCHASE PRICE.

     The preferred stock was issued on August 6, 2001 in a private transaction, and the private trading market for the preferred stock is limited. There is currently no public market for the preferred stock. The liquidity of any trading market in the preferred stock or, if exchanged, the convertible subordinated debentures, and the market price quoted for shares of preferred stock or for the convertible subordinated debentures, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects or in the prospects of companies in our industry generally. We cannot predict the extent to which investors' interest will lead to a liquid trading market or whether the market price of the preferred stock or, if exchanged, the convertible subordinated debentures, will be volatile. Because the preferred stock and the convertible subordinated debentures are convertible into common stock, their trading prices may be affected by fluctuations in the market price of our common stock. The price of our common stock over the past two years has fluctuated significantly. We have not applied and do not intend to apply for the listing of the preferred stock or the convertible subordinated debentures on any securities exchange or for the inclusion of the preferred stock or the convertible subordinated debentures in any automated quotation system.

WE MAY NOT BE ABLE TO PAY THE REDEMPTION PRICE OF THE PREFERRED STOCK OR THE CONVERTIBLE SUBORDINATED DEBENTURES ON SPECIFIED DATES OR UPON A CHANGE OF CONTROL IF THE HOLDERS EXERCISE THEIR RIGHT TO REQUIRE US TO REDEEM SUCH SECURITIES. WE ALSO COULD BE PREVENTED FROM PAYING DIVIDENDS IN SHARES OF OUR COMMON STOCK.

     On specified dates or if we undergo a change of control, subject to limited exceptions, each holder of the preferred stock or the convertible subordinated debentures will have the right to require us to redeem all or any part of that holder's shares or convertible subordinated debentures at a redemption price equal to 100% of the accreted liquidation preference or the principal amount thereof, plus an amount equal to all accrued and unpaid dividends on those shares or interest on those debentures to the date of redemption. We will have the option to pay for those shares or debentures either in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock.

     Under the terms of our current credit facilities, however, we are prohibited from paying the redemption price of the preferred stock in cash. Our future credit facilities and other existing and future indebtedness may contain similar restrictions. We may pay the redemption price in shares of our common stock only if we have legally available funds for such payment and if such shares are eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement. In addition, the right of holders to cause us to redeem the preferred stock upon a change of control will be subject to our obligation to repay or repurchase any indebtedness, such as our current credit facilities, or preferred stock required in connection with a change in control. Similar restrictions will apply to any redemption of our convertible subordinated debentures.

     In addition, even if the terms of the instruments governing our indebtedness and preferred stock allow us to pay cash dividends and to redeem the preferred stock, we generally can make such payments under Delaware law only from our "surplus" (the excess of our total assets over the sum of our total liabilities plus the amount of our capital as determined by our board of directors) and we cannot assure you that we will have any surplus. Moreover, without surplus, we generally cannot pay dividends in shares of our common stock.

YOU WILL EXPERIENCE IMMEDIATE DILUTION IF YOU CONVERT YOUR SHARES OF PREFERRED STOCK OR THE CONVERTIBLE SUBORDINATED DEBENTURES INTO SHARES OF COMMON STOCK BECAUSE THE PER SHARE CONVERSION PRICE OF YOUR SHARES OF PREFERRED STOCK OR THE CONVERTIBLE SUBORDINATED DEBENTURES IS HIGHER THAN THE NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK.

     If you convert your shares of preferred stock or the convertible subordinated debentures into shares of common stock, you will experience immediate dilution because the per share conversion price of your shares of preferred stock or the convertible subordinated debentures is higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, you will also experience dilution when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plan or other employee or director compensation plans.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET, OR THE EXPECTATION THEREOF, COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY MAKE IT MORE DIFFICULT FOR US TO EFFECT ADDITIONAL EQUITY FINANCINGS AT ACCEPTABLE PRICES.

     Substantially all of our currently outstanding shares of common stock have been registered for sale under the Securities Act of 1933, as amended, or Securities Act, are eligible for sale under an exemption from its registration requirements or are subject to registration rights pursuant to which holders may require us to register such shares in the future. Sales or the expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

THE PREFERRED STOCK RANKS JUNIOR TO ALL OF OUR AND OUR SUBSIDIARIES'
LIABILITIES.

     In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the preferred stock only after all our indebtedness and other liabilities have been paid. In addition, the preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of our subsidiaries held by third parties. The rights of holders of the preferred stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and equity holders. As of September 30, 2001, we had total consolidated liabilities of $20.8 billion. There may not be sufficient assets remaining to pay amounts due on any or all of the preferred stock then outstanding.

THE CONVERTIBLE SUBORDINATED DEBENTURES WILL RANK JUNIOR TO OUR EXISTING AND FUTURE SENIOR DEBT AND THE EXISTING AND FUTURE LIABILITIES OF OUR SUBSIDIARIES, AND WE MAY BE UNABLE TO REPAY OUR OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED DEBENTURES.

     The convertible subordinated debentures will be unsecured and subordinated in right of payment to all of our existing and future senior debt, which constitutes all of our existing indebtedness, other than trade payables, and future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the convertible subordinated debentures. Because the convertible subordinated debentures are unsecured, if we became insolvent the holders of any secured debt would receive payments from the assets used as security before you receive payments on the convertible subordinated debentures. Because the convertible subordinated debentures are subordinated to our senior debt, in the event of:

     - our bankruptcy, liquidation or reorganization,

     - the acceleration of the convertible subordinated debentures due to an event of default under the indenture and

     - certain other events,

we will make payments on the convertible subordinated debentures only after we have satisfied all of our senior debt obligations. Therefore, in paying the senior and secured debt and other liabilities, we may not have sufficient assets remaining to pay amounts on any or all of the convertible subordinated debentures.

     In addition, the convertible subordinated debentures will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of our subsidiaries held by third parties. The rights of holders of the convertible subordinated debentures to participate in a distribution of the assets of our subsidiaries upon any liquidation or reorganization of that subsidiary will rank junior to the claims of that subsidiary's creditors and preferred equity holders, if any.

     On September 30, 2001, we had approximately $4.4 billion of outstanding senior debt excluding $3.0 billion of available borrowings as of that date under our credit facilities. Our credit facilities and certain other debt and obligations are secured by substantially all of our assets and, subject to certain exceptions, all of the assets of most of our wholly owned domestic subsidiaries. We may incur substantial amounts of additional debt, including secured debt, that will rank senior to the convertible subordinated debentures. In addition, all payments on the convertible subordinated debentures will be prohibited in the event of a payment default on senior debt obligations and may be prohibited in the event of some non-payment defaults according to the terms of our existing and future senior debt obligations.

WE ARE CURRENTLY PROHIBITED FROM REDEEMING THE PREFERRED STOCK AND THE CONVERTIBLE SUBORDINATED DEBENTURES FOR CASH AND OUR ABILITY TO PAY CASH DIVIDENDS ON THE PREFERRED STOCK AND OUR COMMON STOCK IS SUBJECT TO RESTRICTIONS.

     Subject to our meeting specified operating performance or credit benchmarks and there being no event of default, as described in our credit facilities, the current terms of our credit facilities allow us to pay cash dividends on our common stock of up to $.02 per share per quarter. We did not declare a dividend on our common stock during our last quarter and, given that we do not currently meet either of these benchmarks and are unsure as to whether we will meet them in the future, we cannot assure you that we will be able to pay any future cash dividends on our common stock.

     While the recent amendments of our credit facilities permit us to pay cash dividends on our preferred stock, they prevent us from doing so if, before the payment or after giving effect to the payment, an event of default, as described in our credit facilities, is or would be in existence. The current terms of our credit facilities prohibit us from redeeming the preferred stock or the convertible subordinated debentures for cash.

WE ARE CURRENTLY PROHIBITED FROM EXCHANGING THE PREFERRED STOCK FOR THE CONVERTIBLE SUBORDINATED DEBENTURES.

     The terms of our credit facilities prohibit us from exchanging the preferred stock for the convertible subordinated debentures. Further, we cannot assure you that any future credit facilities or other indebtedness will not also prohibit us from exchanging the preferred stock for the convertible subordinated debentures or that we will exercise our right of exchange even if we were able to.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

     The following items are representative of the risks, uncertainties and assumptions that could affect the outcome of the forward-looking statements. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general U.S. and non-U.S. economic and political conditions, including the global economic slowdown and interest rate and currency exchange rate fluctuations and other future events or otherwise.

     - If the telecommunications market does not improve, or improves at a slower pace than we anticipate, our results of operations will continue to suffer.

     - We may require additional sources of funds if our sources of liquidity are unavailable or insufficient to fund our operations. We cannot assure you that the additional sources of funds would be available or available on reasonable terms.

     - We incurred a net loss in fiscal year 2001 and may continue to incur net losses in the future; if we continue to incur net losses, we may be unable to comply with our debt covenants and to complete our intended spin-off of Agere.

     - Our restructuring program may not yield the benefits we expect and could even harm our financial condition, reputation and prospects.

     - We operate in a highly competitive industry. Our failure to compete effectively would harm our business.

     - A limited number of our customers account for a substantial portion of our revenues, and the loss of one or more key customers could significantly reduce our revenues and profitability.

     - We have developed outsourcing arrangements for the manufacture of some of our products. If these third parties fail to deliver quality products and components at reasonable prices on a timely and reliable basis, we may alienate some of our customers and our revenues and profitability may decline.

     - As we expand our use of third parties for contract manufacturing and distribution of our products, our inability to control or manage these relationships properly and effectively could have unintended adverse consequences to us, such as damage to our reputation, violation of local laws and regulations and increased costs to our business.

     - We have long-term sales agreements with a number of our large customers. Some of these arrangements are fixed-price contracts that could result in cost overruns, and some may require us to sell products and services that we would otherwise discontinue, thereby diverting resources away from the development of more profitable or strategically important products.

     - We are vulnerable to downturns in our customers' businesses as a result of our customer financing arrangements.

     - If we are unable to provide customer financing to our customers when appropriate, we may lose some of our customers. Our credit ratings can affect our ability to offer such financing.

     - If we fail to enhance our existing products and keep pace with technological advances in our industries or if we pursue technologies that do not become commercially accepted, customers may not buy our products and our revenues and profitability may be adversely affected.

     - Because many of our current and planned products are highly complex, they may contain defects or errors that are detected only after deployment in communications networks; if that occurs, our reputation may be harmed.

     - Many of the products and services we offer are developed on reliance upon existing technical standards and regulations, our interpretation of unfinished standards or the lack of such standards and regulations. Rapid changes to existing regulations and standards or the implementation of new regulations upon products and services not previously regulated could adversely affect development, demand, sale and warranty of our product and services, thus increasing our costs and decreasing the demand for our products.

     - We are party to several lawsuits, which, if determined adversely to us, could result in the imposition of damages against us and could harm our business and financial condition.

     - If we are unable to protect our intellectual property rights, our business and prospects may be harmed. We may also be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from selling our products.

     - Our success depends on our ability to retain and recruit key personnel.

     - We are exposed to market risk from changes in foreign currency exchange rates, interest rates and equity prices that could impact our results of operations and financial condition.

     - We are subject to environmental, health and safety laws which could increase our costs and restrict our business operations.

     - Our results of operations, working capital requirements and cash flow from operating activities can vary greatly from fiscal quarter to fiscal quarter.

     - Our revenues and profitability may be negatively impacted if the mix of our products and services becomes less attractive to our customers.

     - We may be unable to realize an economic benefit from our deferred tax assets which would have an adverse effect on our future results of operations.

     For a further description of the risks, uncertainties and assumptions that could cause actual results to differ materially from such forward-looking statements, see "Risk Factors -- Risks Related to our Business" above.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale by any selling securityholder of the preferred stock, the issue or subsequent sale by any selling securityholder of the convertible subordinated debentures that may be issued in exchange for the preferred stock or the issue or subsequent sale by any selling securityholder of the common stock issuable upon exercise of the conversion privilege attached to the preferred stock or convertible subordinated debentures. We will not receive proceeds from any sale made by the transfer agent for the preferred stock, on behalf of the holders of the preferred stock, of the common stock that may be issued to the transfer agent in connection with the payment of dividends on the preferred stock as these proceeds will be used to satisfy our dividend payment obligations in relation to the preferred stock.

   RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
               CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table sets forth our ratio of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirement for the periods shown.

                                                         FISCAL YEAR ENDED SEPTEMBER 30,
                                                         --------------------------------
                                                         2001   2000   1999   1998   1997
                                                         ----   ----   ----   ----   ----
Ratio of earnings to fixed charges.....................  --(1)  4.6    7.2    4.3    2.4
Ratio of earnings to combined fixed charges and
  preferred stock dividends............................  --(2)  4.6    7.2    4.3    2.4

---------------

(1)Our earnings were insufficient to cover our fixed charges by $19,860 million for the fiscal year ended September 30, 2001.

(2) Our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $19,888 million for the fiscal year ended September 30, 2001.

     For purposes of determining the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividend requirements and the insufficiency of earnings to cover fixed charges and combined fixed charges and preferred stock dividend requirements, earnings are defined as income (loss) from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates plus fixed charges and preferred stock dividends. Fixed charges consist of interest expenses on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Preferred stock dividend requirements consist of the amount of earnings that is required to pay the dividends on outstanding preferred stock.

                       DESCRIPTION OF THE PREFERRED STOCK

     Our restated certificate of incorporation, as amended, authorizes us to issue 10 billion shares of our common stock and 25 million shares of our junior participating preferred stock. We issued the preferred stock under a certificate of designations on August 6, 2001, in a private transaction that was not subject to the registration requirements of the Securities Act.

     The following section is a summary of the material provisions of the certificate of designations and does not restate the certificate of designations in its entirety. We urge you to read the certificate of designations because it, and not this description, defines your rights as holders of the preferred stock. Copies of the certificate of designations are available as set forth under "-- Additional Information" below.

     As used in this description, references to "we," "us," "our" or "Lucent" do not include any current or future subsidiary of Lucent.

GENERAL

     On August 6, 2001, we issued 1,885,000 shares of 8.00% redeemable convertible preferred stock, $1.00 par value per share and having an initial liquidation preference of $1,000.00 per share. The liquidation preference of the preferred stock is subject to adjustment as described below under "-- Dividends." The shares of preferred stock were validly issued, fully paid and nonassessable.

     The holders of the shares of preferred stock have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or any other of our securities.

     Except as noted below or as otherwise required by applicable law, all notices with respect to the preferred stock will be deemed given upon publication on Bloomberg Business News or our website or by any other electronic means of publication reasonably calculated to constitute notice.

     Under Delaware law, we may:

     - pay dividends on the preferred stock, whether in cash or in shares of common stock,

     - redeem the preferred stock, whether we pay the redemption price in cash or in shares of common stock, or

     - exchange the preferred stock for convertible subordinated debentures,

only if we have legally available funds in an amount at least equal to:

     - the amount of the relevant dividend payment,

     - the relevant redemption price or

     - the accreted liquidation preference and any accrued but unpaid dividends as of the date of the exchange.

     We do not need to have legally available funds to accrete the liquidation preference of the preferred stock as a result of the non-payment of dividends.

     Legally available funds means the amount of our surplus. If there is no surplus, legally available funds also means, in the case of a dividend, the amount of our net profits for the fiscal year in which the payment occurs and/or the preceding fiscal year. Our surplus is the amount by which the value of our net assets exceeds the amount of our capital as determined by our board of directors. Net assets means the amount by which our total assets exceed our total liabilities.

     When the need to make a determination of legally available funds arises, the amount of our total assets and liabilities and the amount of our capital will be determined by our board of directors in accordance with Delaware law.

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RANKING

     The preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

     - junior to:

        - all our existing and future debt obligations; and

        - each class or series of our capital stock the terms of which provide that such class or series will rank senior to the preferred stock;

     - on a parity with parity stock, which is any other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the preferred stock; and

     - senior to junior stock, which is our Series A Junior Participating Preferred Stock, our common stock and each class or series of our capital stock that has terms which provide that that class or series will rank junior to the preferred stock.

     Without the consent of the holders of at least two-thirds of the shares of preferred stock outstanding, we will not be entitled to issue any class or series of capital stock that ranks senior to the preferred stock with respect to the payment of dividends and distributions upon liquidation, winding up and dissolution, including, without limitation, any class or series of capital stock, other than junior stock, that pays cumulative dividends.

     Except as set forth in the preceding sentence, we may, without the consent of the holders of the shares of preferred stock, authorize, create (by way of reclassification or otherwise) or issue parity or junior stock or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of parity or junior stock.

     The terms parity stock and junior stock include warrants, rights, calls or options exercisable for or convertible into that type of stock.

DIVIDENDS

     The holders of the shares of preferred stock are entitled to receive non-cumulative dividends at the annual rate of 8.00% of the applicable accreted liquidation preference per share of preferred stock. The term accreted liquidation preference is defined below under this subheading. The right of the holders of the shares of preferred stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.

     Additional dividends will be payable under the circumstances described below under "-- Registration Rights." All references to dividends or to a dividend rate shall be deemed to include such additional dividends if such additional dividends are then payable.

     Dividends are payable on February 1 and August 1 of each year, beginning on February 1, 2002. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. Dividends will accrue from the beginning of the relevant dividend period. The first dividend period began on August 6, 2001. Dividends will be payable to holders of record as they appear in our stock records at the close of business on January 1 and July 1 of each year. Dividends payable on the shares of preferred stock for any period other than a full semi-annual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     We will pay dividends on the preferred stock on a dividend payment date, unless:

     - we do not have funds legally available for such payment;

     - we are subject to contractual restrictions that prevent us from making the payment; or

     - in the case of dividends paid in shares of common stock, we cannot provide the transfer agent with an effective registration statement, as described below.
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     We may pay dividends, at our option, in cash, shares of common stock or any combination thereof. Shares of our common stock delivered to the transfer agent on behalf of the holders of the preferred stock will be sold automatically on the holders' behalf for cash. The transfer agent will serve as the designated agent of the holders of the preferred stock in making any such sales. If we pay dividends by delivering shares of our common stock to the transfer agent, we must deliver to the transfer agent a number of shares of our common stock which, when sold by the transfer agent on the holders' behalf, will result in net cash proceeds to be distributed to the holders in an amount equal to the cash dividends otherwise payable. To pay dividends in this manner, we must provide the transfer agent with a registration statement permitting the immediate sale of the shares of common stock in the public market. The registration statement, of which this prospectus forms a part, permits the immediate sale by the transfer agent for the preferred stock, on behalf of the holders of the preferred stock, of up to 46,328,725 shares of common stock in the public market for this purpose; however, we cannot assure you that we will be able to keep effective the registration statement or that this number of shares will be sufficient to meet our future dividend payment requirements.

     The terms of our existing credit facilities were recently amended to allow us to pay dividends on the preferred stock in cash; however, they prevent us from doing so if, before the payment or after giving effect to the payment, an event of default, as described in our credit facilities, is or would be in existence, and our future credit facilities and other indebtedness may contain restrictions on paying dividends in cash. We are not currently prohibited from paying dividends in shares of common stock. In addition, we do not intend to enter into any agreement or other contractual arrangement that would prohibit us from paying dividends in shares of common stock. If we are unable to pay dividends in cash on a dividend payment date because such payment would be contrary to applicable law or our restated certificate of incorporation or our by-laws or continue or cause a default under any provision of any agreement or other instrument that is binding on us, then we will use our reasonable best efforts to file and cause to be declared effective the registration statement required to permit us to pay dividends in common stock.

     If we pay dividends in shares of our common stock by delivering them to the transfer agent, those shares will be owned beneficially by the holders of the preferred stock upon delivery to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. By purchasing the preferred stock, you are deemed to appoint the transfer agent as your agent for the sale of any shares of common stock that are delivered to the transfer agent, on your behalf, upon payment of dividends on the preferred stock. If a holder provides notice to the transfer agent at least 30 days prior to the applicable dividend payment date not to sell shares of common stock held on behalf of that holder to provide cash to pay all or a portion of the dividends payable to such holder, the transfer agent will deliver to or for the account of the holder promptly after their receipt by the transfer agent, shares of common stock having the value of the dividend payment calculated based on an aggregate average sale price on the five trading days preceding the third business day before the relevant dividend payment date. No fractional shares of common stock will be issued to pay dividends. Instead of issuing fractional shares, we will deliver scrip that will entitle the holder to receive a full share upon surrender of such scrip aggregating a full share.

     Shares of our common stock paid as dividends by delivery to or for the account of the holder, as described above, will:

     - be treated as restricted securities;

     - bear a legend to that effect; and

     - not be transferable by the recipient thereof except pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act.

     All such shares of common stock will be issued in physical certificated form and will not be eligible for receipt in global form through the facilities of The Depository Trust Company, which we refer to as the depositary. In addition, you will not have the right to require us to register those shares of common stock.

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     If we are unable to pay dividends in full on the preferred stock on any dividend payment date, as described above, the accreted liquidation preference of the preferred stock will be increased as of the first day of the immediately succeeding dividend period by the accretion amount in respect of the unpaid dividends. The accretion amount per share of preferred stock for any dividend payment date on which dividends are not paid in full will be calculated by multiplying:

     - the accretion rate of 10.00% per year, calculated on a semi-annual basis, by

     - the accreted liquidation preference as of the first day of the relevant dividend period by

     - the fraction of the dividends for that dividend period that were not paid on the dividend payment date.

     The accreted liquidation preference per share of preferred stock as of any date will equal the initial liquidation preference of $1,000.00 per share increased, as described above, as the result of the non-payment of dividends on all prior dividend payment dates and decreased to the extent we have made any payments described in the next paragraph on prior dividend payment dates. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the accreted liquidation preference as of the first day of the relevant dividend period.

     We may pay all or a portion of the amount by which the accreted liquidation preference per share of preferred stock exceeds $1,000.00 on any dividend payment date in cash or in shares of our common stock, as described above. The accreted liquidation preference per share of the preferred stock will be reduced by the amount of such payment. Accordingly, if we pay all of such excess on any dividend payment date, the liquidation preference per share will return to the initial liquidation preference, and the amount of subsequent dividend payments will be calculated on the basis of the initial liquidation preference. If we pay a portion of the dividends payable on the preferred stock on a dividend payment date and accrete the unpaid portion as described above, we will pay the current portion equally and ratably to the holders of the preferred stock.

     We will use our reasonable best efforts to provide notice to the holders of the preferred stock not later than 15 days prior to a dividend payment date if we determine that we will not pay dividends on that dividend payment date. If a development occurs less than 15 days prior to a dividend payment date that will prevent us from paying dividends on such date, and we have not already provided notice, we will provide prompt notice to the holders and the transfer agent. The notice will indicate whether we will accrete all or a portion of the dividends, the amount of the dividends to be accreted and whether the portion of dividends to be paid will be paid in cash or in common stock delivered to the transfer agent.

REDEMPTION

  REDEMPTION AT OUR OPTION

     We may not redeem any shares of preferred stock at any time before August 15, 2006. After that date, we will have the option to redeem any outstanding shares of preferred stock, out of funds legally available for such payment, upon not less than 30 nor more than 60 days' prior notice, at a redemption price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date, adjusted as described below under "-- Provisions Relating to Redemption at Our Option."

  PROVISIONS RELATING TO REDEMPTION AT OUR OPTION

     We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price, as defined below under "General Provisions Concerning the Redemption of Preferred Stock with Shares of Common Stock," of our common stock, or any combination thereof. Notwithstanding the foregoing, we may pay such redemption price, whether in cash or in shares of common stock, only if we have funds legally available for such payment and may pay such

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redemption price in shares of our common stock only if such shares are eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement. In the case of any partial redemption, we will select the shares of preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate. However, we may redeem all the shares held by holders of fewer than 100 shares or holders who would hold fewer than 100 shares as a result of the redemption.

  REDEMPTION AT THE OPTION OF THE HOLDER

     On the redemption dates of August 2, 2004, August 2, 2007, August 2, 2010 and August 2, 2016, we will, at the option of the holder, be required to redeem any outstanding shares of preferred stock, out of funds legally available for such payment, at a redemption price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date, for which a written redemption notice has been properly delivered by the holder to the transfer agent and not withdrawn. Holders may submit their shares of preferred stock for redemption to the transfer agent at any time from the opening of business on the date that is 45 business days prior to such redemption date until the close of business on the business day that is three business days prior to such redemption date.

     We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. Under the terms of our current credit facilities, however, we are prohibited from paying the redemption price of the preferred stock in cash. If the amount of stock to be issued in connection with any redemption equals or exceeds 20% of the voting power of our outstanding stock prior to the issuance in connection with the redemption, we may, under The New York Stock Exchange rules, be required to obtain the approval of our stockholders for such an issuance. Our future credit facilities and other indebtedness may contain similar restrictions. We may pay the redemption price in shares of our common stock only if such shares are eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

     We will be required to give notice on a date not less than 45 business days prior to each redemption date by providing notice to all holders and to beneficial owners as required by applicable law, stating among other things:

     - whether we will pay the redemption price of the preferred stock in cash or common stock or any combination thereof, specifying the percentages of each;

     - if we elect to pay in common stock, the method of calculating the market price of the common stock, as described under "General Provisions Concerning the Redemption of Preferred Stock with Shares of Common Stock" below; and

     - the procedures that holders must follow to require us to redeem their preferred stock.

     The redemption notice given by each holder electing to require us to redeem their preferred stock must state:

     - in the case of shares in certificated form, the certificate numbers of the holder's shares of preferred stock to be delivered for redemption;

     - that the shares of preferred stock are to be redeemed by us pursuant to the applicable provision of the preferred stock and the certificate of designations; and

     - in the event we elect, pursuant to the notice that we are required to give, to pay the redemption price in common stock, in whole or in part, but the redemption price is ultimately to be paid to the holder entirely in cash because any condition to payment of the redemption price or portion of the

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

       redemption price in common stock is not satisfied prior to the close of business on the redemption date, as described below, whether the holder elects:

        - to withdraw the redemption notice as to some or all of the shares of preferred stock to which it relates; or

        - to receive cash in respect of the entire redemption price for all shares of preferred stock or portions of shares of preferred stock subject to such redemption notice.

     If the holder fails to indicate the holder's choice with respect to the election described in the third bullet point above, the holder shall be deemed to have elected to receive cash in respect of the entire redemption price for all shares of preferred stock subject to the redemption notice in these circumstances.

     Any redemption notice may be withdrawn by the holder by a written notice of withdrawal delivered to the transfer agent prior to the close of business on the day that is three business days prior to the redemption date.

     The notice of withdrawal shall state:

     - the number of shares of preferred stock being withdrawn;

     - in the case of shares in certificated form, the certificate numbers of the shares of preferred stock being withdrawn; and

     - the number of the holder's shares of preferred stock, if any, that remains subject to the redemption notice.

     In the event we elect to deliver common stock in payment, in whole or in part, of the redemption price, instead of issuing fractional shares, we will deliver scrip that will entitle the holder to receive a full share upon surrender of such scrip aggregating a full share.

  MANDATORY REDEMPTION

     We will be obligated to redeem all outstanding shares of preferred stock on August 1, 2031, only out of funds legally available for such payment, at a redemption price equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption upon not less than 30 nor more than 60 days' prior notice to the holders.

     We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. Under the terms of our current credit facilities, however, we are prohibited from paying the redemption price of the preferred stock in cash. Our future credit facilities and other indebtedness may contain similar restrictions. We may pay the redemption price in shares of our common stock only if such shares are eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

  GENERAL PROVISIONS CONCERNING THE REDEMPTION OF PREFERRED STOCK WITH SHARES OF COMMON STOCK

     We will notify the holders of the preferred stock upon the determination of the actual number of shares of common stock deliverable upon any redemption of the preferred stock.

     Our right to redeem preferred stock, in whole or in part, with shares of common stock is subject to our satisfying various conditions, including:

     - the listing of such shares of common stock on the principal United States securities exchange on which the common stock is then listed or, if not so listed, on Nasdaq;

     - the registration of the common stock under the Securities Act and the Exchange Act, if required; and

     - any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.
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     If such conditions are not satisfied with respect to a holder prior to the close of business on any redemption date, we will pay the redemption price of such holder's shares of preferred stock entirely in cash unless we do not have legally available funds or our credit facilities or other contractual obligations prohibit us from paying the redemption price in cash. We may not change the form or components or percentages of components of consideration to be paid for the shares of preferred stock once we have given any notice that we are required to give to holders of the preferred stock, except as described in the first sentence of this paragraph.

     The market price of our common stock means the average of the sale prices of our common stock for the twenty trading day period ending on the third business day prior to the applicable redemption date (if the third business day prior to the applicable redemption date is a trading day, or if not, then on the last trading day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the twenty trading day period and ending on the redemption date, of any event that would result in an adjustment to the conversion price of the preferred stock, as described below under "-- Adjustments to the Conversion Price."

     The sale price of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that trading day as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by The Nasdaq National Market.

     A trading day means each day on which the securities exchange or quotation system that is used to determine the sale price is open for trading or quotation.

     Because the market price of our common stock is determined prior to the applicable redemption date, holders of the preferred stock bear the market risk with respect to the value of our common stock to be received from the date the market price is determined to the redemption date. We may pay the redemption price or any portion of the redemption price in shares of our common stock only if the information necessary to calculate the market price is publicly available.

     In connection with any redemption offer, we will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable including filing a Schedule TO or any other required schedule under the Exchange Act.

  GENERAL PROVISIONS

     Payment of the redemption price for shares of preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the preferred stock, together with necessary endorsements, to the transfer agent at any time after delivery of the redemption notice. Payment of the redemption price for the preferred stock will be made promptly following the later of the redemption date and the time of book-entry transfer of or physical delivery of the preferred stock.

     If the transfer agent holds money or securities sufficient to pay the redemption price of preferred stock on the business day following the redemption date in accordance with the terms of the certificate of designations, then, immediately after the redemption date, the preferred stock will cease to be outstanding, whether or not book-entry transfer is made or certificates representing the preferred stock are delivered to the transfer agent. At such time, all rights as a holder of shares of preferred stock shall terminate, other than the right to receive the redemption price upon delivery of certificates representing the preferred stock.

     If the redemption date falls after a dividend payment record date and before the related dividend payment date, the holders of the shares of preferred stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. However, the redemption price payable on such redemption date will include only the accreted liquidation preference of the shares being redeemed and will not include any amount in respect of accrued but unpaid dividends.

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LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Lucent, each holder of shares of preferred stock will be entitled to payment, out of our assets available for distribution, of an amount equal to the accreted liquidation preference per share of preferred stock held by that holder, plus an amount equal to all accrued and unpaid dividends on those shares from, and including, the immediately preceding dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, before any distribution is made on any junior stock, including our common stock. After payment in full of the accreted liquidation preference and the amount equal to all accrued and unpaid dividends to which holders of shares of preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the amounts payable with respect to shares of preferred stock and all other parity stock are not paid in full, the holders of shares of preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and the amount equal to all accrued and unpaid dividends to which each such holder is entitled.

     Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of Lucent with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into Lucent will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of Lucent.

CONVERSION RIGHTS

     Each share of preferred stock will be convertible at any time from and after the initial conversion date, at the option of the holder, into fully paid and nonassessable shares of our common stock. The preferred stock will be convertible into common stock at an initial conversion price of $7.48 per share, adjusted as provided under "-- Adjustments to the Conversion Price." The number of shares of common stock deliverable upon conversion of a share of preferred stock, commonly referred to as the "conversion rate," will initially be 133.6898, based on the initial conversion price and the initial liquidation preference. The initial conversion date will be the earlier of:

     - nine months after the initial issuance of the preferred stock; and

     - the day immediately following the date of the share distribution in connection with our intended spin-off of Agere Systems Inc.

     The conversion price will not be increased in connection with an increase in the accreted liquidation preference of the preferred stock. Accordingly, holders who convert their preferred stock following an increase in the accreted liquidation preference will receive more shares of our common stock.

     Holders of shares of preferred stock who convert their shares into common stock will not be entitled to any accrued dividends for the dividend period in which they convert their shares. Accordingly, shares of preferred stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date.

     In case any shares of preferred stock are to be redeemed, the right to convert those shares of preferred stock will terminate at the close of business on the business day immediately preceding the date fixed for redemption unless we default in the payment of the redemption price of those shares.

     No fractional shares of common stock will be issued upon conversion. Instead of issuing fractional shares, we will deliver scrip that will entitle the holder to receive a full share upon surrender of such scrip aggregating a full share. If more than one share of preferred stock is surrendered for conversion by the same holder at the same time, the number of full shares of common stock issuable on conversion of those shares will be computed on the basis of the total number of shares of preferred stock surrendered for conversion.

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     We will at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of preferred stock a number of our authorized but unissued shares of common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of preferred stock. Before the delivery of any securities that we will be obligated to deliver upon conversion of the preferred stock, we will comply with all applicable federal and state laws and regulations which require action to be taken by us. All shares of common stock delivered upon conversion of the preferred stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

ADJUSTMENTS TO THE CONVERSION PRICE

     The conversion price is subject to adjustment from time to time as follows:

          (1) Stock splits and combinations. In case we, at any time or from time to time after the issuance date of the shares of preferred stock:

           - subdivide or split the outstanding shares of our common stock,

           - combine or reclassify the outstanding shares of our common stock into a smaller number of shares or

           - issue by reclassification of the shares of our common stock any shares of our capital stock,

     then, and in each such case, the conversion price in effect immediately prior to that event or the record date therefor, whichever is earlier, will be adjusted so that the holder of any shares of preferred stock thereafter surrendered for conversion will be entitled to receive the number of shares of our common stock or of our other securities which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those shares of preferred stock been surrendered for conversion immediately before the occurrence of that event or the record date therefor, whichever is earlier.

          (2) Stock dividends in common stock. In case we, at any time or from time to time after the issuance date of the shares of preferred stock, pay a dividend or make a distribution in shares of our common stock on any class of our capital stock other than dividends or distributions of shares of common stock or other securities with respect to which adjustments are provided in paragraph (1) above, and the total number of shares constituting the dividend or distribution exceeds 25% of the total number of shares of common stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the conversion price will be adjusted by multiplying:

           - the conversion price immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution by

           - a fraction, the numerator of which will be the number of shares of common stock outstanding at the close of business on that record date and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

          In case the total number of shares constituting that dividend or distribution does not exceed 25% of the total number of shares of common stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of common stock will be considered to be issued as a dividend or distribution at the time of any such next succeeding dividend or other distribution in which the number of shares of common stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the conversion price has been made, exceeds 25% of the total number of shares of common stock outstanding at the close of business on the record date for such dividend or distribution.

          (3) Issuance of rights or warrants. In case we issue to all holders of our common stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase our common stock at a price per share less than the current market price, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants will be decreased by multiplying:

           - the conversion price by

           - a fraction, the numerator of which is the sum of the number of shares of our common stock outstanding at the close of business on that record date and the number of shares of common stock that the aggregate offering price of the total number of shares of our common stock so offered for subscription or purchase would purchase at the current market price and the denominator of which is the sum of the number of shares of common stock outstanding at the close of business on that record date and the number of additional shares of our common stock so offered for subscription or purchase.

          For purposes of this paragraph (3), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of our common stock will be deemed to be the issuance of rights or warrants to purchase shares of our common stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of our common stock. This adjustment will be made successively whenever any such event occurs. For purposes of this paragraph, the current market price of our common stock means the average of the sale prices of our common stock for the five consecutive trading days selected by our board of directors beginning not more than 20 trading days before, and ending not later than the date immediately preceding the record date for the relevant event.

          (4) Distribution of indebtedness, securities or assets. In case we distribute to all holders of our common stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than common stock, rights or warrants referred to in paragraph (3) above, a dividend payable exclusively in cash, shares of capital stock or similar equity interests in the case of a spin-off, as described in the second succeeding paragraph, and other than as a result of a fundamental change described in paragraph (5) below), the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be decreased by multiplying:

           - the conversion price by

           - a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of the common stock plus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of common stock.

          This adjustment will be made successively whenever any such event occurs. For purposes of this paragraph, current market price of our common stock means the average of the sale prices of our common stock for the first 10 trading days from, and including, the first day that the common stock trades "ex-distribution."

          In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a spin-off, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be decreased by multiplying:

           - the conversion price by

           - a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of the common stock plus the fair market value, determined as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

          The adjustment to the conversion price under the preceding paragraph will occur at the earlier of:

           - the tenth trading day from, and including, the effective date of the spin-off and

           - the date of the initial public offering of the securities being distributed in the spin-off, if that initial public offering is effected simultaneously with the spin-off.

          For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are bona fide offered to the public for cash.

          In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the sale prices of those securities over the first 10 trading days after the effective date of the spin-off. Also, for purposes of a spin-off, the current market price of our common stock means the average of the sale prices of our common stock over the first 10 trading days after the effective date of the spin-off.

          If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

          The application of the preceding paragraphs to our intended spin-off of Agere Systems Inc. will result in an adjustment determined pursuant to the following formula:

          The conversion price will be multiplied by the fraction LU/((X)(AGR) +
     LU) where:

           - X equals the number of shares of Class B common stock of Agere Systems Inc. received per share of our common stock in the spin-off;

           - AGR equals the average of the sale prices of the shares of Class B common stock of Agere Systems Inc. on the NYSE over the first 10 trading days after, and including, the effective date of the spin-off; and

           - LU equals the average of the sale prices of our common stock on the NYSE over the first 10 trading days after, and including, the effective date of the spin-off.

          For the tax consequences of the adjustment to the conversion price following a distribution, if any, of the Class B common stock of Agere Systems Inc. to our common stockholders, see "Certain Federal Income Tax Consequences -- U.S. Holders -- Preferred Stock -- Deemed Distributions" and "-- Non-U.S. Holders -- Preferred Stock and Common
     Stock -- Distributions," below. For a description of the conditions to the Agere spin off see "Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition -- Agere Spin-Off Update" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed on December 28, 2001 and incorporated by reference in this prospectus.

          (5) Fundamental changes. For purposes of this paragraph (5), the term fundamental change means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of our common stock are converted into or exchanged for stock, other securities, cash or assets. If a fundamental change occurs, the holder of each share of preferred stock outstanding immediately before that fundamental change occurred that remains outstanding after the fundamental change will have the right upon any subsequent conversion to receive, out of funds legally available, to the extent required by applicable law, the kind and amount of stock, other securities, cash and assets that holder would have received if that share had been converted immediately prior to the fundamental change.

          (6) Special adjustment for some changes of control. If we undergo a change of control, as defined below under "Change of Control," in a transaction or series of related transactions in which:

           - our stockholders receive consideration per share of common stock that is greater than the conversion price, without giving effect to the adjustment described below, at the effective time of the change of control and

           - at least 10%, but less than 75%, of the total consideration paid to our stockholders consists of cash, cash equivalents, securities or other assets (other than publicly-traded securities), which we refer to as non-public consideration, then the conversion price will be adjusted so that, upon conversion of shares of preferred stock that remain outstanding after the change of control, in addition to the common stock or other securities deliverable upon the conversion of the preferred stock as described under "-- Conversion Rights" and in paragraphs 1 through 5 above, the holder will receive, in respect of each share of preferred stock, a number of publicly traded securities of the acquiror determined through the following calculation:

           PV cashflows X (non-public consideration / total consideration)
                              Acquiror stock price

     where
     PV cashflows         =    the present value of the aggregate dividend payments that
                               would have been payable on a share of the preferred stock
                               from the date of conversion through August 15, 2006,
                               calculated using a discount rate equal to 2.00% plus the
                               yield to maturity of U.S. Treasury securities having a
                               maturity closest to, but not later than August 15, 2006;
     Total consideration  =    the total value of the consideration payable to our
                               stockholders at the effective time of the change of control, with the value of any assets or securities other than cash or a publicly-traded security being determined in good faith by our board of directors based upon an opinion as to that value obtained from an accounting, appraisal or investment banking firm of international standing; and
     Acquiror stock       =    the sale price of a share of the acquiror's publicly-traded
       price                   common stock or other publicly-traded securities delivered in connection with the change of control transaction at the effective time of the change of control;

     provided that if the consideration received by our stockholders in respect of the change of control is greater than the conversion price at the effective time of the change of control and consists of at least 75% non-public consideration or if the acquiror's common stock is not publicly traded, then upon conversion of preferred stock that remain outstanding after the change of control, in lieu of the foregoing conversion price adjustment set forth in this clause (6), the holder will be entitled to receive, in respect of each share of preferred stock, an additional amount in cash calculated as follows:

           PV cashflows X (non-public consideration / total consideration)

          (7) Self-tender. In case we or any of our subsidiaries engage in a tender or exchange offer for all or any portion of our common stock that will expire, and such tender or exchange offer, as amended upon the expiration thereof, will require the payment to stockholders of consideration per share of common stock having a fair market value, as determined by the board of directors, whose determination in good faith will be conclusive, that as of the last time, that we refer to as the expiration time, tenders or exchanges may be made pursuant to such tender or exchange offer, as it may be amended, exceeds the sale price per share of common stock as of the trading day next succeeding the expiration time, the conversion price shall be decreased so that it will equal the rate determined by multiplying the conversion price in effect immediately prior to the expiration time by a fraction the numerator of which will be the number of shares of common stock outstanding, including any tendered or exchanged shares, at the expiration time multiplied by the sale price per share of common stock as of the trading day next succeeding the expiration time and the denominator of which will be the sum of:

           - the fair market value, determined as described above, of the aggregate consideration payable to stockholders based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of all shares of common stock validly tendered or exchanged and not withdrawn as of the expiration time, the shares of common stock deemed so accepted, up to any such maximum, being referred to as the purchased shares; and

           - the product of the number of shares of common stock outstanding, less any purchased shares, at the expiration time and the sale price per share of common stock as of the trading day next succeeding the expiration time, such decrease to become effective as of the opening of business on the trading day next succeeding the expiration time. In the event that we are obligated to purchase shares of common stock pursuant to any such tender or exchange offer, but we are permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion price will again be adjusted to be the conversion price that would then be in effect if such tender or exchange offer had not been made.

          (8) Extraordinary cash distribution. In case we pay a dividend or make a distribution in cash on our common stock and the amount of cash constituting the dividend or distribution exceeds 15% of the current market price of our common stock at the close of business on the day that the common stock trades ex-distribution, the conversion price in effect immediately before the close of business on the day that the common stock trades ex-distribution, will be adjusted upon conversion by multiplying:

           - the conversion price by

           - a fraction, the numerator of which will be the current market price of our common stock and the denominator of which is the current market price of our common stock plus the amount per share of such dividend or distribution.

          For the purpose of this paragraph, the current market price of our common stock will be the average of the sale prices of our common stock for the period of five consecutive trading days after the common stock trades ex-distribution.

          We will not, however, be required to give effect to any adjustment in the conversion price unless and until the net effect of one or more adjustments, each of which will be carried forward until counted toward adjustment, will have resulted in a change of the conversion price by at least 1%, and when the cumulative net effect of more than one adjustment so determined will be to change the conversion price by at least 1%, that change in the conversion price will be given effect. In the event that, at any time as a result of the provisions of this section, the holders of shares of preferred stock upon subsequent conversion become entitled to receive any shares of our capital stock other than common stock, the number of those other shares so receivable upon conversion of shares of preferred stock will thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this section.

          There will be no adjustment to the conversion price in case of the issuance of any shares of our stock in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this section.

          In any case in which this section requires that an adjustment as a result of any event become effective from and after a record date, we may elect to defer until after the occurrence of that event:

           - issuing to the holder of any shares of preferred stock converted after that record date and before the occurrence of that event the additional shares of common stock issuable upon that conversion over and above the shares issuable on the basis of the conversion price in effect immediately before adjustment; and

           - delivering scrip in lieu of a fractional share of common stock.

          If we take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, and after this and before the distribution to our stockholders we legally abandon our plan to pay or deliver that dividend or distribution, then no adjustment in the number of shares of our common stock issuable upon conversion of shares of preferred stock or in the conversion price then in effect will be required by reason of the taking of that record.

          Our board of directors will have the power to resolve any ambiguity or, subject to applicable law, correct any error in this section, and its action in so doing will be final and conclusive.

VOTING RIGHTS

     Holders of the preferred stock are not entitled to any voting rights except as required by law. Notwithstanding the foregoing, so long as any shares of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of preferred stock outstanding at the time:

     - issue shares of or increase the authorized number of shares of any class or series of stock ranking prior to the outstanding preferred stock as to dividends or upon liquidation; or

     - amend our restated certificate of incorporation or the resolutions contained in the certificate of designations, whether by merger, consolidation or otherwise, if the amendment would alter or change any power, preference or special right of the outstanding preferred stock so as to materially and adversely affect the holders thereof.

     Notwithstanding the foregoing, any increase in the authorized number of shares of common stock or preferred stock or the authorization and issuance of other classes or series of common stock or preferred stock ranking on parity with or junior to the preferred stock as to the payment of dividends and distributions upon liquidation, dissolution or winding up or any issuance of parity or junior preferred stock with voting or redemption rights that are different than the voting or redemption rights of the preferred stock shall not be deemed to be an amendment that alters or changes such powers, preferences or special rights so as to materially and adversely affect the holders of the preferred stock.

     Any increase, decrease or change in the par value of any class or series of capital stock, including the preferred stock, will not be deemed to be an amendment that alters or changes the powers, preferences and special rights of the shares of preferred stock so as to materially and adversely affect the holders of the preferred stock.

CHANGE OF CONTROL

     For purposes of this section, change of control of our company means the occurrence of any of the following:

     - if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b) (1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of our voting stock; or

     - if we consolidate or merge with or into any other person, other than a consolidation or merger under a transaction in which our outstanding voting stock remains outstanding or is changed into or exchanged for cash, securities or property with the effect that the beneficial owners of our outstanding voting stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the voting stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

     - upon the sale, transfer, assignment, lease conveyance or other disposition, directly or indirectly, of all or substantially all the assets of our company and its subsidiaries considered as a whole; or

     - if during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election or appointment by such board or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office.

  CHANGE OF CONTROL PUT RIGHT

     If we undergo a change of control, each holder of shares of preferred stock that remain outstanding after the change of control will have the right to require us to redeem, out of legally available funds, any outstanding shares of the holder's preferred stock at a redemption price per share equal to the accreted liquidation preference of those shares, plus an amount equal to accrued and unpaid dividends, if any, on those shares from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption. This right of holders will be subject to our obligation to repay or repurchase any indebtedness or preferred stock required in connection with a change of control and to any contractual restrictions then contained in our indebtedness. Under the terms of our current credit facilities, we are prohibited from paying the redemption price of the preferred stock in cash. Our future credit facilities and other existing or future indebtedness may contain similar restrictions. When we have satisfied these obligations, we will so redeem all shares tendered upon a change of control. We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. However, we may pay such redemption price in shares of our common stock only if such shares are eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

     Holders of the preferred stock will not have the foregoing put right if:

     - the sale price per share of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement thereof (in the case of a change of control under the first bullet above) or the period of 10 consecutive trading days ending immediately before the change of control in the case of a change of control under the second, third and fourth bullets above) shall equal or exceed 105% of the conversion price of the preferred stock immediately after the later of the change of control and the public announcement thereof; or

     - at least 95% of the consideration in the change of control transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market, and as a result of the transaction, the preferred stock becomes convertible solely into this capital stock.

     For purposes of the above paragraphs:

     - the term capital stock of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person; and

     - the term voting stock of any person means capital stock of such person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

     We intend to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the redemption of preferred stock as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this section, we will comply with the applicable securities laws and regulations and will be deemed not to have breached our obligations under this section.

     In some changes of control, holders of the preferred stock who elect to convert their shares of preferred stock rather than exercise their change of control put right will be entitled to receive additional compensation based upon the present value of the remaining aggregate dividend payments that would have been payable on the preferred stock through August 15, 2006, as described above under "-- Adjustments to Conversion Price -- (6) Special adjustment for some changes of control."

     On the date scheduled for payment of the shares of preferred stock, we will, to the extent lawful:

     - redeem all shares of preferred stock properly tendered;

     - deposit with the transfer agent an amount equal to the redemption price of the shares of preferred stock so tendered; and

     - deliver or cause to be delivered to the transfer agent shares of preferred stock so accepted together with an officers' certificate stating the aggregate accreted liquidation preference of the shares of preferred stock being redeemed by us.

     The transfer agent will promptly mail or deliver to each holder of shares of preferred stock so tendered the applicable payment for those shares of preferred stock, and the transfer agent will promptly countersign and mail or deliver, or cause to be transferred by book-entry, to each holder new shares of preferred stock equal in accreted liquidation preference to any unredeemed portion of the shares of preferred stock surrendered, if any. We will publicly announce the results of our offer on or as soon as practicable after the redemption date for the redemption of shares of preferred stock in connection with a change of control of our company.

     We will not be required to redeem any shares of preferred stock upon the occurrence of a change of control if a third party makes an offer to purchase the preferred stock in the manner, at the price, at the times and otherwise in compliance with the requirements described in this section and purchases all shares of preferred stock validly tendered and not withdrawn.

EXCHANGE RIGHT

     We have the right, at any time we have legally available funds, to require all holders of outstanding preferred stock to exchange their preferred stock for our convertible subordinated debentures having a principal amount equal to the accreted liquidation preference of the preferred stock, rounded down to the nearest whole dollar amount, and having a conversion price and interest rate equal to the conversion price and dividend rate for the preferred stock. We refer to this right as the exchange right, although under Section 151 and
Section 160 of the General Corporation Law of the State of Delaware, this exchange is considered to be a redemption of the preferred stock. The convertible subordinated debentures will be issued under an indenture substantially in the form of Exhibit H to the certificate of designations. The convertible subordinated debentures will be our subordinated debt securities, will be convertible into shares of our common stock and will otherwise have terms and conditions substantially similar to the preferred stock, except as described below under "Description of the Convertible Subordinated Debentures."

     We are only able to exercise the exchange right if:

     - we have legally available funds for such exchange;

     - we have entered into an indenture substantially in the form of Exhibit H to the certificate of designations with a trustee that is a national association or other entity having corporate trust powers, that is organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and that has a combined capital and surplus of at least $50,000,000; and

     - we deliver to the trustee a certificate of one of our executive officers and an opinion of legal counsel, subject to customary assumptions and exceptions, stating, among other things, that:

        - the convertible subordinated debentures have been duly authorized and when executed, authenticated and delivered in exchange for the preferred stock, will be valid and binding obligations of our company, enforceable in accordance with their terms;

        - the execution and delivery by us of our obligations under the convertible subordinated debentures and the indenture will not, as determined in good faith by our board of directors, contravene or cause a default under any provision of applicable law or our restated certificate of incorporation or by-laws or any agreement or other instrument binding upon us or any of our subsidiaries (including without limitation, our credit agreements) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over us or any of our subsidiaries; and

        - no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by us of our obligations under the indenture or the convertible subordinated debentures.

     We may only exercise the exchange right in whole and not in part.

     If we exercise the exchange right, we will provide notice to the trustee not less than 30 nor more than 60 days preceding the date we desire the exchange to be effective (the "exchange date"), providing:

     - our election to exercise the exchange right;

     - a description of the type and amount of convertible subordinated debentures to be delivered in respect of the preferred stock, the place or places where certificates for shares of preferred stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and

     - the exchange date.

     We will cause the convertible subordinated debentures to be delivered to the trustee in preparation for the exchange no later than 5 business days prior to the exchange date. We will provide the same notice of such exercise of the exchange right to each holder of record of preferred stock promptly after providing notice of such exercise to the trustee.

     If we exercise the exchange right, delivery of the convertible subordinated debentures to the holders of the preferred stock to be exchanged will be conditioned upon delivery or book-entry transfer of such preferred stock (together with any necessary endorsements) to the trustee at any time (whether prior to, on or after the exchange date) after notice of the exercise of the exchange right is given to the trustee. In such event, such convertible subordinated debentures will be delivered to each holder of preferred stock to be exchanged no later than the later of:

     - the exchange date or

     - the time of delivery or transfer of the certificates representing, or other indicia of ownership of, preferred stock to the trustee.

     If, following any exercise of the exchange right, the trustee holds convertible subordinated debentures in respect of all the outstanding preferred stock, then at the close of business on such exchange date, whether or not the certificates representing, or other indicia of ownership of, preferred stock are delivered to the trustee:

     - we will become the owner and record holder of such preferred stock;

     - the holders of such preferred stock shall have no further rights with respect to the preferred stock other than the right to receive the convertible subordinated debentures upon delivery of the certificates representing, or other indicia of ownership of, preferred stock;

     - dividends on the preferred stock to be exchanged will cease to accrue on the exchange date whether or not certificates for shares of preferred stock are surrendered for exchange on the exchange date; and

     - the depositary or its nominee, as the record holder of the preferred stock, will exchange the global certificate or certificates representing the preferred stock for a global certificate or certificates representing the convertible subordinated debentures to be delivered upon such exchange.

     In the event that delivery of the convertible subordinated debentures due on the exchange date is improperly withheld or is refused and not paid by the trustee or by us, distributions on the preferred stock will continue to accrue from the exchange date to the actual date of delivery.

     The aggregate principal amount of the convertible subordinated debentures will be limited to the aggregate accreted liquidation preference of the preferred stock outstanding on the effective date of the exchange. Notwithstanding the foregoing, the convertible subordinated debentures will be issued in denominations equal to integral multiples of the accreted liquidation preference of one share of preferred stock as of the effective date of the exchange, rounded down to the nearest whole dollar amount. The excess, if any, of the accreted liquidation preference of each share of preferred stock, as of the effective date of the exchange, over the nearest whole dollar amount to which that accreted liquidation preference has been rounded-down shall be paid in cash to the holder.

     Our exercise of the exchange right would be taxable to the holders of the preferred stock and may be treated as a taxable distribution in the amount of the fair market value of the convertible subordinated debentures, see "Certain Federal Income Tax Consequences -- Preferred Stock -- Exchange Right" below.

REGISTRATION RIGHTS

     On August 6, 2001, we entered into a registration rights agreement with the initial purchasers of the preferred stock. Under the registration rights agreement, we agreed to use our reasonable best efforts to:

     - file, on or before February 2, 2002, a shelf registration statement with the SEC on the appropriate form under the Securities Act to cover resales of the shares of preferred stock and of common stock issued upon conversion of the shares of preferred stock;

     - cause that registration statement to be declared effective, subject to some exceptions, on or before April 3, 2002; and

     - subject to certain "black-out" periods not to exceed 90 days in the aggregate in any consecutive 365-day period, use our reasonable best efforts to cause that registration statement to remain effective, subject to some exceptions, until the earlier of:

        - two years following the issue date of the preferred stock and

        - the date on which all shares of preferred stock or common stock covered by that registration statement have been sold under that registration statement.

     Holders of shares of preferred stock are required to deliver certain information to be used in connection with the shelf registration statement within the time periods indicated in the registration rights agreement in order to have their shares of preferred stock or common stock into which the shares of preferred stock may be converted included in the shelf registration statement.

     We filed the shelf registration of which this prospectus forms a part. The certificate of designations provides that if the shelf registration statement ceases to be effective or usable in connection with resales of shares of preferred stock and common stock during the periods specified in the registration rights agreement -- we refer to that event as a registration default -- then we will pay to each holder of shares of preferred stock registrable under the registration rights agreement, with respect to the first 90-day period immediately following the occurrence of a registration default, additional dividends on the preferred stock computed by increasing the applicable dividend rate or accretion rate for the relevant period by 0.25% per year, which we refer to as additional dividends. The applicable dividend rate or accretion rate will increase by an additional 0.25% per year with respect to any subsequent 90-day period, but in no event will the additional dividend rate or accretion rate exceed 1.00% per year in the aggregate regardless of the number of registration defaults, until all registration defaults have been cured. If, after the cure of all registration defaults then in effect, there is a subsequent registration default, the additional dividend rate or accretion rate for that subsequent registration default will initially be 0.25%, regardless of the additional dividend rate in effect with respect to any prior registration default at the time of the cure of that registration default. An amount equal to all accrued additional dividends will be payable to the holders entitled to those dividends, in the manner provided for the payment or accretion of dividends in the certificate of designations.

     This is a summary of some important provisions of the registration rights agreement. This summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. You may request a copy of the registration rights agreement by contacting us at our principal executive offices.

TRANSFER AGENT

     The transfer agent, registrar, paying agent and redemption agent for our shares of preferred stock is The Bank of New York. The Bank of New York is also the transfer agent and registrar for our shares of common stock.

BOOK-ENTRY ISSUANCE

     The shares of preferred stock were issued in the form of global certificates registered in the name of Cede & Co., a nominee of the depositary.

     All book-entry certificates are represented by fully registered global certificates, without coupons. Each global certificate was deposited on behalf of the depositary, a securities depositary, and was registered in the name of Cede & Co., a nominee of the depositary. The depositary is the only registered holder of the shares of preferred stock.

     Shares of preferred stock that are issued as described below under "-- Certificated Preferred Stock" will be issued in definitive form. Upon the transfer of preferred stock in definitive form, such preferred stock will, unless the global securities have previously been exchanged for preferred stock in definitive form, be exchanged for an interest in the global securities representing the accreted liquidation preference of preferred stock being transferred.

     Purchasers of shares of preferred stock may hold interests in the global certificates through the depositary if they are participants in the depositary system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with the depositary. The depositary will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry certificate will hold that certificate indirectly through a hierarchy of intermediaries, with the depositary at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The shares of preferred stock of each beneficial owner of a book-entry certificate are evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of shares of preferred stock will generally not be considered the owner under our certificate of incorporation or by-laws. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability of a beneficial owner to transfer book-entry shares of preferred stock.

     Investors who purchased preferred stock in offshore transactions in reliance on Regulation S under the Securities Act may hold their interests in the global certificate directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, societe anonyme, or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in the global certificate on behalf of their participants through their respective depositories, which in turn will hold such interests in the global certificate in the depositories' names on the books of the depositary.

     Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive certificate for any reason, including to sell certificates to persons in jurisdictions that require such delivery of such certificates or to pledge such certificates, such holder must transfer its interest in the global certificate in accordance with the normal procedures of the depositary and the procedures set forth in the certificate of designations.

     Cross-market transfers between the depositary, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in the depositary in accordance with the depositary rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global certificate in the depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global certificate from a depositary participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the depositary settlement date, and such credit or any interests in the global certificate settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in the global certificate by or through a Euroclear or Clearstream participant to a depositary participant will be received with value on the depositary settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in the depositary.

     A beneficial owner of book-entry shares of preferred stock represented by a global certificate may exchange the shares for definitive, certificated shares of preferred stock only if the conditions for such an exchange, as described under "-- Certificated Preferred Stock" are met.

     In this prospectus, references to actions taken by holders of shares of preferred stock will mean actions taken by the depositary upon instructions from its participants, and references to payments and notices of redemption to holders of shares of preferred stock will mean payments and notices of redemption to the depositary as the registered holder of the shares of preferred stock for distribution to participants in accordance with the depositary's procedures.

     In order to ensure that the depositary's nominee will timely exercise a right conferred by the preferred stock, the beneficial owner of that preferred stock must instruct the broker or other direct or indirect participant through which it holds an interest in that preferred stock to notify the depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in the preferred stock in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

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

     The depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. The rules applicable to the depositary and its participants are on file with the SEC.

     We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     The depositary may discontinue providing its services as securities depositary at any time by giving reasonable notice. Under those circumstances, in the event that a successor securities depositary is not appointed, share certificates are required to be printed and delivered. Additionally, we may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary with respect to the shares of preferred stock. In that event, certificates for the shares will be printed and delivered.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy of that information.

CERTIFICATED PREFERRED STOCK

     The preferred stock represented by the global securities is exchangeable for certificated preferred stock in definitive form of like tenor to such preferred stock if:

     - the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice;

     - we in our sole discretion at any time determine not to have all of the preferred stock represented by the global securities; or

     - otherwise required by applicable law.

     Any preferred stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated preferred stock issuable in authorized denominations and registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities of the same aggregate accreted liquidation preferences to be registered in the name of the depositary or its nominee. In addition, such certificates will bear the legend referred to under "Notice to Investors (unless we determine otherwise in accordance with applicable law) subject, with respect to such preferred stock, to the provisions of such legend.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the certificate of designations, the form of indenture (or in the event that we exercise our exchange right, the indenture), the form of convertible subordinated debenture and the registration rights agreement without charge from us. Requests for such documents should be addressed in writing or by telephone to the Corporate Secretary, Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974 (908) 582-8500.

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

             DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

     The convertible subordinated debentures that the holders of the preferred stock would receive in exchange for their preferred stock if we exercise our exchange right, as described under "Description of Preferred Stock -- Exchange Right," will be a separate series of securities issued pursuant to an indenture substantially in the form of Exhibit H to the certificate of designations for the preferred stock between us and a trustee to be selected by us in accordance with the conditions to our exercise of the exchange right as provided under "Description of the Preferred Stock -- Exchange Right." We expect the trustee to be The Bank of New York. We will issue the convertible subordinated debentures in a transaction that is not subject to the registration requirements of the Securities Act.

     The following section is a summary of the material provisions of the convertible subordinated debentures and does not restate the form of the indenture in its entirety. We urge you to read the form of the indenture and the form of convertible subordinated debenture attached to it, because those documents, and not this description, define your rights as holders of the convertible subordinated debentures. Copies of the form of the indenture and the form of convertible subordinated debenture are available as set forth under "-- Additional Information" below.

     As used in this description, references to "we," "us," "our" or "Lucent" do not include any current or future subsidiary of Lucent.

GENERAL

     The convertible subordinated debentures:

     - will be unsecured obligations of ours;

     - will be subordinated in right of payment to all of our existing and future senior debt, as described below;

     - will be limited to an aggregate principal amount equal to the aggregate accreted liquidation preference of the preferred stock outstanding on the effective date of the exchange;

     - will be issued in denominations equal to integral multiples of the accreted liquidation preference of one share of preferred stock as of the effective date of the exchange, rounded down to the nearest whole dollar amount (with cash being paid in lieu of any convertible subordinated debentures that would otherwise be issued with a denomination of less than a whole dollar);

     - will mature on August 1, 2031; and

     - will accrue interest at an annual rate of 8.00% of the principal amount from the dividend payment date of the preferred stock immediately preceding the exchange date or, if the exchange date is a dividend payment date, from the exchange date.

     The convertible subordinated debentures will not have the benefit of a sinking fund. Principal of and interest on the convertible subordinated debentures will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. The convertible subordinated debentures may be presented for exchange at the office of the exchange agent, and for registration of transfer or exchange at the office of the registrar, each such agent initially being the trustee. No service charge will be made for any registration of transfer or exchange of convertible subordinated debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The convertible subordinated debentures will be issued only in registered form without coupons.

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

SUBORDINATION

     The payment of the principal and interest on the convertible subordinated debentures will be subordinated in right of prior payment, as set forth in the indenture, to the prior payment in full of all our existing or future senior debt, whether outstanding on the date of the indenture or thereafter incurred. The term senior debt means:

     - the principal of, premium, if any, and accrued and unpaid interest on:

        - our indebtedness for money borrowed, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

        - guarantees by us of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

        - indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed, and

        - obligations of ours under any agreement to lease, or lease of, any real or personal property, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

     - any other indebtedness, liability or obligation, contingent or otherwise, of ours and any guarantee, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed; and

     - modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding thereof, or our obligations pursuant to such a guarantee, are not senior in right of payment to the convertible subordinated debentures.

     No payment on account of principal or interest on the convertible subordinated debentures may be made if at the time of such payment there exists a default with respect to any senior debt and the default is the subject of judicial proceedings or we receive notice from certain authorized persons that payments may not be made. Upon any distributions of our assets upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to us, the holders of senior debt will be entitled to receive payment in full before the holders of the convertible subordinated debentures are entitled to receive any payment.

     By reason of such subordination, in the event of our insolvency, our creditors who are holders of senior debt, as well as general creditors of ours, may recover more, ratably, than the holders of the convertible subordinated debentures.

     The indenture will contain no limitations on the incurrence of senior debt.

INTEREST

     Interest on the convertible subordinated debentures will accrue at an annual rate of 8.00% of the principal amount from the dividend payment date of the preferred stock immediately preceding the exchange date or, if the exchange date is a dividend payment date, from the exchange date.

     Interest will be payable in cash on February 1 and August 1 of each year to holders of record on the prior January 1 and July 1, respectively.

     We will not have the right to defer interest payments or to accrete the principal amount of the convertible subordinated debentures, and we will not have the right to redeem the principal amount of the convertible subordinated debentures, except as described below.
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

REDEMPTION

  REDEMPTION AT OUR OPTION

     We may redeem all or a portion of the convertible subordinated debentures for cash at any time on or after August 15, 2006 at a price equal to 100% of the principal amount of the convertible subordinated debentures to be redeemed plus an amount equal to accrued and unpaid interest to, but excluding, the redemption date.

  REDEMPTION AT THE OPTION OF THE HOLDER

     The holders of convertible subordinated debentures will have redemption at the option of the holder terms that are substantially identical to the redemption at the option of the holder terms of the preferred stock.

MATURITY

     The convertible subordinated debentures will mature on August 1, 2031. We will not have the right to pay the principal amount due on the maturity date in shares of our common stock.

CONVERSION

     The conversion rights of the convertible subordinated debentures will be substantially similar to the conversion rights of the preferred stock.

VOTING RIGHTS

     The holders of convertible subordinated debentures will not have the right to vote in the election of our directors or any other voting rights prior to the holders' receipt of common stock upon conversion of their convertible subordinated debentures.

CHANGE OF CONTROL

     The change of control redemption rights of holders of the convertible subordinated debentures will be substantially identical to the change of control redemption rights of holders of the preferred stock.

REGISTRATION RIGHTS

     The holders of convertible subordinated debentures will have registration rights that are substantially identical to the registration rights of holders of the preferred stock.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default with respect to the convertible subordinated debentures (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     - default in payment of the principal of the convertible subordinated debentures at maturity or upon redemption with respect to any convertible subordinated debenture when such amount becomes due and payable;

     - the failure to pay interest within 30 days of the due date;

     - our failure to deliver shares of our common stock, together with cash in lieu of any fractional shares, when such common stock and cash is required to be delivered upon conversion of convertible subordinated debentures and continuance of such default for ten business days;

     - our failure to comply with any of our other agreements in the convertible subordinated debentures or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the convertible subordinated debentures then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after receipt by us of such notice; and

     - certain events of bankruptcy, insolvency or reorganization affecting us.

  ACCELERATION

     If any event of default with respect to the convertible subordinated debentures, other than an event of default relating to specific events of bankruptcy, insolvency or reorganization affecting us, has happened and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the convertible subordinated debentures then outstanding may declare by written notice the principal of all the convertible subordinated debentures, plus interest on the convertible subordinated debentures accrued and unpaid to the date of such declaration to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal of all the convertible subordinated debentures plus interest on the convertible subordinated debentures accrued and unpaid to the occurrence of such event shall automatically become and be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the convertible subordinated debentures may, under certain circumstances, rescind and annul such acceleration.

     The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default thereunder with respect to the convertible subordinated debentures, the trustee shall transmit, in the manner set forth in the indenture, notice of such default to the holders of the convertible subordinated debentures unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any convertible subordinated debentures, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of convertible subordinated debentures.

     If an event of default occurs and is continuing with respect to the convertible subordinated debentures, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of convertible subordinated debentures by all appropriate judicial proceedings.

     The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of convertible subordinated debentures, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding convertible subordinated debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the convertible subordinated debentures.

MODIFICATION OF THE INDENTURE

     Modification Without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of the convertible subordinated debentures to:

     - make provision with respect to the conversion rights of the holders upon the occurrence of a fundamental change involving the conversion of our common stock or the matters described in "Covenants Restricting Mergers and Other Significant Corporate Actions;"

     - secure the convertible subordinated debentures;

     - evidence the assumption by a successor corporation of our obligations;

     - add covenants for the protection of the holders of the convertible subordinated debentures;

     - provide for uncertificated convertible subordinated debentures in addition to or in place of certificated convertible subordinated debentures;

     - cure any ambiguity or correct any defect or inconsistency;

     - evidence the acceptance of appointment by a successor trustee;

     - provide for the issuance of convertible subordinated debentures in coupon form; or

     - modify, eliminate or add to provisions of the indenture to the extent necessary to effect the qualifications of the indenture under the Trust Indenture Act.

     Modification With Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the convertible subordinated debentures, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the convertible subordinated debentures. In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the convertible subordinated debentures will require the consent of the holders of at least 75% in aggregate principal amount of the convertible subordinated debentures then outstanding. However, we and the trustee may not make any of the following changes to the convertible subordinated debentures without the consent of each holder that would be affected by such change:

     - extend the final maturity of the principal;

     - reduce the principal amount;

     - reduce the rate or extend the time of payment of interest;

        - reduce any amount payable on redemption;

        - change the currency in which the principal or interest thereon is payable;

        - adversely change our obligation to redeem any convertible subordinated debenture;

        - impair the right of a holder to convert any convertible subordinated debenture;

        - impair the right of any holder to institute suit for the enforcement of any payment on the convertible subordinated debentures when due; or

        - reduce the percentage of the convertible subordinated debentures the consent of whose holders is required for modification of the indenture.

COVENANTS RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     Merger, Consolidation, Sale or Conveyance. The indenture provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any other person, unless either:

     - we will be the continuing corporation; or

     - the successor corporation or person that acquires all or substantially all of our assets will expressly assume all of our obligations under the indenture and the convertible subordinated debentures issued under the indenture, and immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to us, that person or that successor corporation, as applicable.

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

BOOK-ENTRY ISSUANCE

     The convertible subordinated debentures will be represented by one or more global convertible subordinated debentures registered in the name of a nominee of the depositary.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the certificate of designations, the form of indenture (or in the event that we exercise our exchange right, the indenture), the form of convertible subordinated debenture and the registration rights agreement without charge from us. Requests for such documents should be addressed in writing or by telephone to the Corporate Secretary, Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974 (908) 582-8500.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences of the ownership of the preferred stock, the convertible subordinated debentures and our common stock. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular holder of preferred stock or to holders of the preferred stock subject to special treatment under federal income tax laws such as:

     - certain financial institutions;

     - insurance companies;

     - dealers in securities or foreign currencies;

     - U.S. holders whose functional currency is not the U.S. dollar;

     - partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

     - persons who own 10% or more of our voting stock;

     - persons subject to the alternative minimum tax; or

     - tax-exempt organizations.

     This discussion is limited to:

     - holders of the preferred stock and common stock who hold our preferred stock and common stock as capital assets; and

     - initial holders of our convertible subordinated debentures.

     No ruling has been or will be sought from the IRS regarding any matter discussed herein. Our counsel has not rendered any legal opinion regarding any tax consequences relating to us or an investment in us. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR STOCK OR DEBT, AS WELL THE EFFECTS OF STATE, LOCAL AND NON-U.S. TAX LAWS.

     As used herein, the term U.S. holder means a beneficial owner of a share of preferred stock or common stock or of a convertible subordinated debenture that is for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if:

        - a U.S. court is able to exercise primary supervision over the administration of the trust and

        - one or more U.S. persons have the authority to control all substantial decisions of the trust.

     The term U.S. holder also includes certain former citizens of the United States. A non-U.S. holder means a beneficial owner of a share of preferred stock or common stock or of a convertible subordinated debenture that is not a U.S. holder.

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

U.S. HOLDERS

  PREFERRED STOCK AND COMMON STOCK

     Distributions. Except as discussed below, the amount of distributions you receive on shares of our preferred or common stock will be treated as follows: first, as a dividend, taxable as ordinary income, to the extent paid out of our current or accumulated earnings and profits for federal income tax purposes; next as a tax-free return of capital to the extent of your tax basis in such stock; and thereafter, as capital gain from the sale of such stock (which capital gain will be long term if the holding period for the stock is more than one year). The amount of any distribution of property other than cash (including common stock distributed to holders of the preferred stock) will be the fair market value of such property on the date of distribution. Distributions on the preferred stock will generally be taxable when received, either by you, or by the transfer agent upon our distribution of our common stock.

     Distributions taxable as dividends to corporate holders of the preferred stock will be eligible for the dividends received deduction, subject to various limitations. No assurance can be given that we will have sufficient earnings and profits for federal income tax purposes to cause all distributions to be taxable as dividends. The benefits of any dividends received deduction to a corporate holder of preferred stock may, in effect, be reduced or eliminated by many exceptions and restrictions, including restrictions relating to the holding period of stock on which the dividends are received, debt-financed portfolio stock, taxpayers that pay alternative minimum tax and the so-called "extraordinary dividend" provisions of section 1059 of the Code.

     Deemed Distributions. The conversion price at which the preferred stock is converted to shares of common stock is subject to adjustments in certain circumstances. Adjustments that have the effect of increasing the proportionate interest of holders of the preferred stock in our assets or earnings can give rise to deemed dividend income to those holders. For example, an adjustment to the conversion price following our intended distribution of the Class B common stock of Agere Systems Inc. to holders of our common stock may result in deemed dividend income to our preferred holders, although based upon the advice of our counsel, we do not intend to treat such adjustment as a deemed dividend. Similarly, a failure to adjust the conversion price to reflect a stock dividend or other events increasing the proportionate interest of the holders of our common stock can in some circumstances give rise to deemed dividend income to those holders. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the preferred stock, however, will generally not be considered to result in a constructive distribution of stock.

     If we are unable to pay dividends on the preferred stock, the accreted liquidation preference of the preferred stock will be increased and may give rise to deemed dividend income, at the time of such increase, to the holders of the preferred stock in the amount of all, or a portion of, the increase in liquidation preference.

     Conversion. A holder of preferred stock who converts preferred stock into our common stock will generally not recognize gain or loss; except that the fair market value of any shares of common stock attributable to dividend arrearages will be treated as a distribution as described above under "-- Distributions." The tax basis of common stock received on conversion will equal the tax basis of the preferred stock converted, and the holding period for the common stock received will generally include the holding period of the preferred stock converted.

     Redemption for Cash. A holder of preferred stock will generally recognize capital gain or loss on our redemption of preferred stock for cash, provided that the redemption meets at least one of the following requirements:

     - the redemption is not essentially equivalent to a dividend as determined for federal income tax purposes;

     - the redemption results in a complete termination of the holder's interest in our stock (preferred and common); or

     - the redemption is substantially disproportionate with respect to the holder of preferred stock as determined for federal income tax purposes.

     If the redemption satisfies any of these requirements, such capital gain or loss will generally be equal to the difference between the amount of cash received by the holder of preferred stock and the holder's tax basis in the preferred stock redeemed. This capital gain or loss will be long term if the holding period for the preferred stock is more than one year. In determining whether any of the above requirements apply, shares considered to be owned by the holder of preferred stock by reason of certain attribution rules must be taken into account. It may be more difficult for a person who owns, actually or constructively by operation of the attribution rules, any of our common stock to satisfy any of the above requirements.

     If the redemption does not satisfy any of the above requirements, then the entire amount received (i.e., without any offset for the holder's tax basis in the preferred stock redeemed) will be treated as a distribution taxable as described in "-- Distributions" above. In such case, the holder's tax basis in the preferred stock that is redeemed will be allocated to the holder's remaining stock, if any, or possibly to stock owned by him constructively if the holder of preferred stock does not continue to own, directly, any of our stock. PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF A REDEMPTION OF OUR PREFERRED STOCK.

     Redemption for Common Stock. A holder of preferred stock will generally not recognize gain or loss on our redemption of preferred stock solely for our common stock (except that ordinary income may be recognized to the extent that a portion of the common stock is determined to constitute a payment in respect of dividends in arrears on the preferred stock). The tax basis of such common stock received will generally equal the tax basis of the preferred stock redeemed, and the holding period for the common stock received will generally include the holding period of the preferred stock redeemed (except that the portion, if any, of common stock received that constitutes a payment in respect of dividends in arrears will have a tax basis equal to its fair market value at the time of the redemption and a new holding period commencing at the time of the redemption).

     Exchange Right. The exchange of preferred stock for our convertible subordinated debentures under the exchange right generally cannot qualify under the "complete termination" or "substantially disproportionate" test described in "-- Redemption for Cash" above because of the conversion feature of the convertible subordinated debentures and generally may not qualify under the "essentially equivalent to dividend" test described above as the holder's interest in us before and after the conversion will generally not be meaningfully reduced, and therefore, generally the exchange may be treated as a taxable distribution in the amount of the fair market value of the convertible subordinated debentures and any cash received, as described in "-- Distributions" above. Otherwise, the exchange would give rise to capital gain or loss for U.S. federal income tax purposes, equal to the difference between (i) the value of the convertible subordinated debentures and any cash received upon exchange, and (ii) the U.S. holder's adjusted tax basis in the preferred stock. The tax basis of such convertible subordinated debentures will equal their fair market value at the time of receipt. Based upon the advice of our counsel, we intend to treat the exchange of preferred stock for our convertible subordinated debentures under the exchange right as generally giving rise to capital gain or loss.

     Change in Control Put Right. If, as a result of a change in control, a holder of preferred stock exercises the right to put preferred stock to us and we decide to pay for such stock solely in cash, the holder will be taxed under the rules described in "-- Redemption for Cash" above.

     If a holder of preferred stock exercises the put right and we decide to pay for such stock solely in common stock, the holder will generally not recognize gain or loss (except that ordinary income may be recognized to the extent that a portion of the common stock is determined to constitute a payment in respect of dividends in arrears on the preferred stock). The tax basis of common stock received on exercise of the put will generally equal the tax basis of the preferred stock tendered, and the holding period for the common stock received will generally include the holding period of the preferred stock tendered (except that the portion, if any, of common stock received that constitutes a payment in respect of dividends in arrears will have a tax basis equal to its fair market value at the time of the tender and a new holding period commencing at the time of the tender).

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

     Other Sales or Dispositions. Except as set forth above, a holder of preferred or common stock who sells or otherwise disposes of our stock will generally recognize capital gain or loss equal to the difference between the sum of the amount of cash and fair market value of any property received on the sale or other disposition and the tax basis in the shares sold or disposed. This capital gain or loss will be long term if the holding period for the stock sold or disposed is more than one year. Capital losses are subject to limitations.

  CONVERTIBLE SUBORDINATED DEBENTURES

     Payments of Interest. Interest paid on a convertible subordinated debenture will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes provided that the interest is qualified stated interest (as defined below).

     "Qualified stated interest" is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the convertible subordinated debenture and equal to the outstanding principal balance of the convertible subordinated debenture multiplied by a single fixed rate of interest.

     Original Issue Discount on Convertible Subordinated Debentures. If the preferred stock is exchanged for convertible subordinated debentures at a time when the fair market value of the preferred stock, which we refer to as the convertible subordinated debenture's issue price, is less than the amount payable on the convertible subordinated debentures at maturity, the convertible subordinated debentures will generally be issued with original issue discount unless the convertible subordinated debentures satisfy a de minimis threshold, as described below. In that event, the initial holder of a convertible subordinated debenture will be required to include in ordinary income in each taxable year during which he holds the convertible subordinated debenture a portion of the original issue discount allocable to the convertible subordinated debenture before the receipt of cash payments attributable to that income. Original issue discount is calculated under a constant yield to maturity method. Under this method, U.S. holders of original issue discount convertible subordinated debentures generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     If the difference between the amount payable on the convertible subordinated debenture at maturity and the convertible subordinated debenture's issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the amount payable on the convertible subordinated debenture redemption price at maturity multiplied by the number of complete years to maturity, then the convertible subordinated debentures will not be considered to have original issue discount.

     Bond Premium on Convertible Subordinated Debentures. If preferred stock is exchanged for convertible subordinated debentures at a time when the fair market value of such convertible subordinated debentures exceeds the amount payable at the maturity date of the convertible subordinated debentures, such excess will be deductible by the holder of such convertible subordinated debentures only if an election under Section 171 of the Code is in effect, or is made, and only to the extent that the premium is not attributable to the conversion privilege of the convertible subordinated debentures. If a holder so elects, such holder must reduce his tax basis in the convertible subordinated debentures by the amount of the premium amortized in any year. An election under Section 171 is available only if the convertible subordinated debenture is held as a capital asset, is binding once made and applies to all obligations owned by the holder at the beginning of the taxable year and acquired in subsequent years.

     Redemption for Common Stock. A holder of convertible subordinated debentures will generally not recognize gain or loss on our redemption of convertible subordinated debentures for our common stock, except that ordinary income may be recognized to the extent that a portion of the common stock is determined to constitute a payment in respect of interest on the convertible subordinated debentures. The tax basis of such common stock received will generally equal the tax basis of the convertible subordinated debentures redeemed, and the holding period for the common stock received will generally include the holding period of the convertible subordinated debentures redeemed, except that the portion, if any, of common stock received that constitutes a payment in respect of interest will have a tax basis equal to its fair market value at the time of the redemption and a new holding period commencing at the time of the redemption.

     Sale or Cash Redemption of Convertible Subordinated Debentures. Upon the sale or cash redemption of a convertible subordinated debenture, the holder will recognize gain or loss, measured by the difference between the amount of cash and fair market value of any property received and the holder's tax basis in the convertible subordinated debenture redeemed. The tax basis of a holder who received convertible subordinated debentures upon their issue in exchange for preferred stock will be increased by any original issue discount previously included in the income of such holder and will be decreased by the amount of any bond premium previously amortized by such holder. Recognized gain or loss generally will be taxable as capital gain or loss and will be long term if the holding period for the convertible subordinated debentures sold or redeemed is more than one year.

     Conversion into Common Stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the conversion of the convertible subordinated debentures into shares of common stock. The tax basis for the shares of common stock received upon the conversion will be equal to the tax basis of the convertible subordinated debentures converted and the holding period of the shares of common stock will include the holding period of the convertible subordinated debentures. The foregoing does not apply to cash received in lieu of fractional shares. Gain realized upon receipt of cash paid in lieu of fractional shares of common stock will be taxed immediately, generally as capital gain, which will be long-term if the holding period for the convertible subordinated debenture converted is more than one year.

     Adjustment of Conversion Price. As described above under "-- Deemed Distributions" with respect to the preferred stock, certain constructive distributions of stock with respect to stock and convertible securities are treated as taxable events. Certain adjustments in the conversion price of convertible subordinated debentures to reflect taxable distributions on common stock (but not stock splits or nontaxable stock dividends) would be treated as such constructive distributions of stock and would be taxable as dividends to the extent of our current or accumulated earnings and profits.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information returns may be filed with the IRS in connection with payments of dividends on the preferred and common stock, payments of interest on the convertible subordinated debentures, and the proceeds from a sale or other disposition of the preferred or common stock or of the convertible subordinated debentures. You will not be subject to United States backup withholding tax on these payments if you provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

  PREFERRED STOCK AND COMMON STOCK

     Distributions. Distributions on our preferred stock or on our common stock (including deemed distributions arising as described above under "U.S.
Holders -- Preferred Stock -- Deemed Distributions") will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends paid on our preferred or common stock held by a non-U.S. holder, which dividends are not effectively connected with a trade or business conducted by such non-U.S. holder in the United States, will generally be subject to a 30% United States withholding tax or such lower rate as provided by an applicable treaty. The particular withholding tax rate that would apply to you depends on your tax status and on the particular tax treaty. A non-U.S. holder that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     Subject to certain limited circumstances, you can comply with the documentation requirements to claim tax treaty benefits by satisfying one of the following conditions.

     - You provide a completed Form W-8BEN to the bank, broker or other intermediary through which you hold your shares.

     - You hold your shares directly through a "qualified intermediary." In this case, you need not file Form W-8BEN if the qualified intermediary has in its files, or obtains from you, certain information concerning your eligibility for treaty benefits. A "qualified intermediary" is an intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

     - In some limited circumstances, you may be permitted to provide documentary evidence in lieu of Form W-8BEN even if you hold your shares through an intermediary that is not a qualified intermediary.

     Alternatively, dividends paid to you will be exempt from U.S. withholding tax if the dividend income is effectively connected with the conduct of your trade or business in the U.S. To claim this exemption, you must generally complete Form W-8ECI.

     The rules regarding withholding are complex, are subject to change and vary depending on your individual situation. We suggest that you consult with your tax advisor regarding the application of such rules to your situation.

     U.S. Trade or Business. If you hold your shares of our preferred or common stock in connection with a trade or business that you are conducting in the U.S., any dividends on the shares, and any gain from disposing of the shares, generally will be subject to income tax at the usual U.S. rates applicable to U.S. persons. In addition, if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the shares. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

     Conversion. A non-U.S. holder of preferred stock who converts preferred stock into our common stock will generally not recognize gain or loss for U.S. federal income tax purposes, except that the fair market value of any shares of common stock attributable to dividend arrearages will be treated as a distribution as described above under "Non-U.S. Holders -- Distributions."

     Redemption for Cash. A non-U.S. holder of preferred stock will determine its U.S. federal income tax consequences of our redemption of preferred stock for cash by applying the tests described above under "U.S.
Holders -- Redemptions for Cash." If a non-U.S. holder of preferred stock is treated as satisfying one of the requirements described therein, such holder will be taxed as described below under "Other Sales or Dispositions." Otherwise, the entire amount received upon redemption of the preferred stock will be treated as a distribution as described above under "Non-U.S.
Holders -- Distributions."

     Redemption for Common Stock. A non-U.S. holder of preferred stock will generally not recognize gain or loss for U.S. Federal income tax purposes on our redemption of preferred stock solely for our common stock (except that a portion of the common stock may be determined to constitute a payment in respect of dividends in arrears on the preferred stock, taxable as described above under "Non-U.S. Holders -- Distributions").

     Exchange Right. The exchange of preferred stock for our convertible subordinated debentures under the exchange right may be treated as a taxable distribution, as described above under "U.S. Holders -- Exchange Right." In such case, a non-U.S. holder may have to treat the fair market value of the convertible subordinated debentures and any cash received as a taxable distribution as described above under "Non-U.S. Holders -- Distributions." Otherwise, the exchange would be treated as described below under "Other Sales or Dispositions." Based upon the advice of our counsel, we intend to treat the exchange of preferred stock for our convertible subordinated debentures under the exchange right as generally taxable to non-U.S. holders as described under "Other Sales or Dispositions."
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

     Change in Control Put Right. If, as a result of a change in control, a non-U.S. holder of preferred stock exercises the right to put preferred stock to us and we decide to pay for such stock solely in cash, the non-U.S. holder will be taxed under the rules described in "Non-U.S. Holders -- Redemption for Cash" above. If a non-U.S. holder of preferred stock exercises the put right and we decide to pay for such stock solely in common stock, the non-U.S. holder will generally not recognize gain or loss for U.S. federal income tax purposes (except if a portion of the common stock is determined to constitute a payment in respect of dividends in arrears on the preferred stock, in which case the non-U.S. holder will be taxed on such amount as described above under "Non-U.S. Holders -- Distributions").

     Other Sales or Dispositions. Subject to the discussion below under "Information Reporting and Backup Withholding," non-U.S. holders generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition (including a redemption that is not treated as a dividend) of our preferred stock or our common stock, unless (i) the gain is effectively connected with a trade or business conducted by the non-U.S. holder within the United States, or alternatively, if a tax treaty applies, attributable to a United States permanent establishment maintained by the non-U.S. holder, (ii) in the case of an individual non-U.S. holder, such holder is present in the United States for a least 183 days in the taxable year of the disposition and meets certain other requirements, or (iii) we are or have been during certain periods preceding the disposition a "U.S. real property holding corporation," for U.S. federal income tax purposes (which we believe we are not and are not likely to become). See "U.S. Holders -- Other Sales or Dispositions," above.

     Estate Taxes. If you are an individual, your shares will be subject to U.S. estate tax when you die unless you are entitled to the benefits of an estate tax treaty.

  CONVERTIBLE SUBORDINATED DEBENTURES

     Withholding Taxes. Generally, payments of principal, interest and original issue discount, if any, on the convertible subordinated debentures will be exempt from U.S. withholding taxes.

     For the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

     - You provide a completed Form W-8BEN to the bank, broker or other intermediary through which you hold your convertible subordinated debentures.

     - You hold your convertible subordinated debentures directly through a "qualified intermediary", as defined above, and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder.

     - You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete and submit a Form W-8BEN.

     - The interest income on the convertible subordinated debentures is effectively connected with the conduct of your trade or business in the U.S. To claim this exemption, you must complete and submit a Form W-8ECI.

     Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under certain limited circumstances, including if you own 10% or more of our voting stock, you are a "controlled foreign corporation" related to us, or you are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S. and the required certification has been filed.

     As described above, the rules regarding withholding are complex, are subject to change and vary depending on your individual situation. We suggest that you consult with your tax advisor regarding the application of such rules to your situation.

     Redemption for Common Stock. A non-U.S. holder of convertible subordinated debentures will generally not recognize gain or loss for U.S. federal income tax purposes on our redemption of convertible subordinated debentures for our common stock, except that a portion of the common stock may be attributable to interest on the convertible subordinated debentures, in which case such portion will be taxable as described above under "Non-U.S. Holders -- Withholding Taxes."

     Conversion into Common Stock. No gain or loss will be recognized by a non-U.S. holder for U.S. federal income tax purposes upon the conversion of the convertible subordinated debentures into shares of our common stock. The foregoing does not apply to cash received in lieu of fractional shares, which will be taxed as described below under "Sale or Retirement of Convertible Subordinated Debentures."

     Adjustments of Conversion Price. Certain adjustments in the conversion price of convertible subordinated debentures made to reflect taxable distributions on common stock (but not stock splits or nontaxable stock dividends) may be treated as constructive distributions of stock and may be taxable as described above under "Non-U.S. Holders -- Preferred Stock and Common Stock -- Distributions."

     Sale or Retirement of Convertible Subordinated Debentures. Upon a sale or cash redemption of a convertible subordinated debenture, you will not be subject to U.S. federal income tax on any gain unless (i) the gain is effectively connected with a trade or business that you conduct in the U.S.; (ii) you are an individual, you are present in the U.S. for at least 183 days during the taxable year in which you dispose of the convertible subordinated debenture, and certain other conditions are satisfied; or (iii) a portion of the gain represents accrued interest or original issue discount, in which case the rules for interest would apply. See "Non-U.S. Holders -- Withholding Taxes," above.

     U.S. Trade or Business. If you hold your convertible subordinated debentures in connection with a trade or business that you are conducting in the U.S., any interest on the convertible subordinated debentures, and any gain from disposing of the convertible subordinated debentures, generally will be subject to income tax as if you were a U.S. holder. See "U.S. Holders," above. In addition, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business as described above under "Non-U.S. Holders -- Preferred Stock and Common Stock -- U.S. Trade or Business."

     Estate Taxes. If you are an individual, your convertible subordinated debentures will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the convertible subordinated debentures were not connected to a trade or business that you were conducting in the U.S.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information returns may be filed with the IRS in connection with payments of dividends on the preferred and common stock, payments of interest on the convertible subordinated debentures and the proceeds from a sale or other disposition of the preferred or common stock or of the convertible subordinated debentures. You may be subject to United States backup withholding tax on these payments unless you comply with certification procedures to establish that you are not a United States person. Some shareholders, including all corporations, are exempt from these rules. The certification procedures required to claim the exemption from withholding tax on interest and original issue discount described above will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

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

                            SELLING SECURITYHOLDERS

     We originally issued the preferred stock on August 6, 2001 in a private placement to Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Cowen Securities Corporation, whom we refer to as the initial purchasers. The initial purchasers then resold the preferred stock in transactions not requiring registration under the Securities Act or applicable state securities laws to persons the initial purchasers reasonably believed to be "qualified institutional buyers", as defined in Rule 144A under the Securities Act, in compliance with Rule 144A or outside the United States to non-"U.S. Persons" in "offshore transactions", as defined in Regulation S under the Securities Act, in reliance upon Regulation S.

     This prospectus, in part, relates to:

     - resales of preferred stock; and

     - sales of:

        - convertible subordinated debentures issued in exchange for preferred stock; and

        - common stock issued upon conversion of preferred stock or convertible subordinated debentures,

by the selling securityholders as described below under "Plan of Distribution". The registration statement of which this prospectus forms a part has been filed with the SEC pursuant to the registration rights granted in connection with the original issue of the preferred stock to afford the holders of the preferred stock the opportunity to sell their securities in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act. In order to take advantage of that opportunity, a holder of the preferred stock must provide information about itself and the securities it is selling as required under the Securities Act.

     The selling securityholders listed below and the beneficial owners of the preferred stock and their transferees, pledgees, donees or other successors, if not identified in this prospectus then so identified in supplements to this prospectus as required, are the selling securityholders under this prospectus. The following table sets forth information, as of a recent practicable date prior to the effectiveness of the registration statement of which this prospectus forms a part, with respect to the selling securityholders named below and the respective:

     - number of shares of preferred stock owned by each selling securityholder;

     - principal amount of convertible subordinated debentures issuable in exchange for the preferred stock owned by each selling securityholder; and

     - number of shares of common stock issuable upon the exercise of the conversion privilege attached to the preferred stock or convertible subordinated debentures owned by each selling securityholder, that may be offered pursuant to this prospectus together with the number of shares of common stock owned by each selling securityholder prior to this offering. This information was supplied to us by the selling securityholders named in the table and may change from time to time. Because the selling securityholders may offer all or some portion of these securities pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, we cannot predict the number of shares or principal amount of the securities that will be held by the selling securityholders upon termination of this offering. In addition, some of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information about themselves and the securities they were selling in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution," below.

     Unless otherwise disclosed in the footnotes to the table below, no selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     Each selling securityholder listed below may, under this prospectus, from time to time offer and sell the number of shares of preferred stock listed below opposite its name or the principal amount of convertible subordinated debentures for which its shares of preferred stock may be exchanged and/or the number of shares of common stock into which its shares of preferred stock or convertible subordinated debentures may be converted. Prior to any use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling securityholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.


                                                       PRINCIPAL AMOUNT                      SHARES OF
                                                        OF CONVERTIBLE                         COMMON
                                          SHARES OF      SUBORDINATED       SHARES OF          STOCK
                                          PREFERRED       DEBENTURES         COMMON         OWNED PRIOR
SELLING SECURITYHOLDER(1)                  STOCK(2)         (2)(3)          STOCK(4)      TO THIS OFFERING
-------------------------                 ----------   ----------------   -------------   ----------------
AFTRA Health Fund.......................         160     $   160,000             21,391            nil
AIG/National Union Fire Insurance.......         600         600,000             80,214            nil
Aim VI Growth & Income Fund.............       5,000       5,000,000            668,449            nil
Aim Charter Fund........................      15,000      15,000,000          2,005,347            nil
Alpine Associates, L.P..................      10,600      10,600,000          1,417,112            nil
Alpine Partners, L.P....................       1,575       1,575,000            210,562            nil
Amaranth Securities L.L.C. .............       4,500       4,500,000            601,605            nil
American Funds Insurance Series - Global
  Discovery Fund........................          80          80,000             10,696            nil
American Variable Insurance
  Series - Growth Income Fund...........      12,910      12,910,000          1,725,936        400,000
Anchor Pathway Fund - Growth Income
  Series................................       2,300       2,300,000            307,487        100,000
Arkansas PERS...........................         725         725,000             96,926            nil
Argent Classic Convertible Arbitrage
  Fund (Bermuda) Ltd. ..................       3,150       3,150,000            421,123            nil
Argent Classic Convertible Arbitrage
  Fund L.P. ............................       1,000       1,000,000             13,369            nil
Argent Convertible Arbitrage Fund
  Ltd. .................................       2,500       2,500,000            334,225            nil
Argent LowLev Convertible Arbitrage Fund
  LLC...................................         500         500,000             66,845            nil
Associated Electric & Gas Insurance
  Services Limited(5)...................       2,500       2,500,000            334,225            nil
Aventis Pension Master Trust(5).........         550         550,000             73,530            nil
Bancroft Convertible Fund, Inc..........       1,000       1,000,000             13,369            nil
Bankers Trust Company, Trustee for
  DaimlerChrysler Corp Emp #1 Pension
  Plan dtd 4/1/89.......................       9,100       9,100,000          1,216,578            nil
Bay County PERS.........................          90          90,000             12,033            nil
Bear, Stearns & Co. Inc.................      10,000      10,000,000          1,336,898            nil
BGI Global Investors....................         750         750,000            100,268            nil
BNP Paribas Equity Strategies SNC.......         399         399,000             53,343      1,124,075
Boilermaker -- Blacksmith Pension
  Trust(5)..............................       2,340       2,340,000            312,835            nil
Boilermakers Blacksmith Pension Trust...         925         925,000            123,664            nil
CALAMOS Convertible Fund -- CALAMOS
  Investment Trust(5)...................       9,200       9,200,000          1,229,947            nil
CALAMOS Convertible Growth and Income
  Fund -- CALAMOS Investment Trust(5)...       4,935       4,935,000            659,760            nil
CALAMOS Convertible Portfolio -- CALAMOS
  Advisors Trust(5).....................         265         265,000             35,428            nil
CALAMOS Convertible Technology Fund --
  CALAMOS Investment Trust(5)...........          70          70,000              9,359            nil

                                                       PRINCIPAL AMOUNT                      SHARES OF
                                                        OF CONVERTIBLE                         COMMON
                                          SHARES OF      SUBORDINATED       SHARES OF          STOCK
                                          PREFERRED       DEBENTURES         COMMON         OWNED PRIOR
SELLING SECURITYHOLDER(1)                  STOCK(2)         (2)(3)          STOCK(4)      TO THIS OFFERING
-------------------------                 ----------   ----------------   -------------   ----------------
CALAMOS Global Convertible Fund --
  CALAMOS Investment Trust(5)...........         140         140,000             18,717            nil
CALAMOS High Yield Fund -- CALAMOS
  Investment Trust(5)...................         150         150,000             20,054            nil
CALAMOS Market Neutral Fund -- CALAMOS
  Investment Trust(5)...................       8,300       8,300,000          1,109,626            nil
California Public Employees' Retirement
  System................................       3,000       3,000,000            401,070     13,725,800
Capital International Global
  Discovery.............................          50          50,000              6,685            nil
Century -- National Insurance Company...         750         750,000            100,268            nil
City of Albany Pension Plan(5)..........         210         210,000             28,075            nil
City of Knoxville Pension System(5).....         600         600,000             80,214            nil
Clarica Life Insurance Co. -- U.S.(5)...         585         585,000             78,209            nil
Consulting Group Capital Markets
  Funds(5)..............................         350         350,000             46,792            nil
CooperNeff Convertible Strategies Fund,
  LP....................................          69          69,000              9,225            nil
Credit Lyonnais Securities Inc. (USA)...        6000       6,000,000            802,139        408,986
Delaware PERS...........................       1,025       1,025,000            137,033            nil
Delta Airlines Master Trust(5)..........       3,775       3,775,000            504,679            nil
Delta Pilots Disability and Survivorship
  Trust(5)..............................         785         785,000            104,947            nil
Deutsche Banc Alex. Brown Inc...........      75,600      75,600,000         10,106,949            nil
DNB Endowment...........................         300         300,000             40,107            nil
Drury University(5).....................          70          70,000              9,359            nil
Duke Endowment..........................         180         180,000             24,065            nil
Ellsworth Convertible Growth and Income
  Fund, Inc.............................       1,000       1,000,000             13,369            nil
Endowments - Growth and Income
  Portfolio.............................         400         400,000             53,476          5,000
Fidelity Contrafund: Fidelity
  Contrafund(6).........................      57,450      57,450,000          7,680,480            nil
Fidelity Devonshire Trust: Fidelity
  Equity Income Fund(6).................      12,360      12,360,000          1,652,406      1,961,000
Fidelity Financial Trust: Fidelity
  Convertible Securities Fund(6)........       2,600       2,600,000            347,594            nil
Fidelity Puritan Trust: Fidelity Puritan
  Fund..................................       6,980       6,980,000            933,155      1,127,200
Fidelity Financial Trust: Fidelity
  Equity-Income II Fund(6)..............      44,800      44,800,000          5,989,303            nil
Fidelity Securities Fund: Fidelity
  Dividend Growth Fund(6)...............       6,600       6,600,000            882,353      3,000,000
Fidelity Hastings Street Trust: Fidelity
  Fund(6)...............................       6,100       6,100,000            815,508      4,134,400
Fidelity Charles Street Trust: Fidelity
  Asset Manager: Growth(6)..............       2,570       2,570,000            343,583            nil
Fidelity Charles Street Trust: Fidelity
  Asset Manager: Income(6)..............         200         200,000             26,738            nil
Fidelity Mt. Vernon Street Trust:
  Fidelity Aggressive Growth Fund(6)....       4,000       4,000,000            534,760      4,019,755
Fidelity Charles Street Trust: Fidelity
  Asset Manager(6)......................       5,130       5,130,000            685,829      1,255,300
Fidelity Advisor Series I: Fidelity
  Advisor Growth & Income Fund(6).......       1,350       1,350,000            180,482            nil
Fidelity Advisor Series I: Fidelity
  Advisor Dividend Growth Fund(6).......         900         900,000            120,321        300,000

                                                       PRINCIPAL AMOUNT                      SHARES OF
                                                        OF CONVERTIBLE                         COMMON
                                          SHARES OF      SUBORDINATED       SHARES OF          STOCK
                                          PREFERRED       DEBENTURES         COMMON         OWNED PRIOR
SELLING SECURITYHOLDER(1)                  STOCK(2)         (2)(3)          STOCK(4)      TO THIS OFFERING
-------------------------                 ----------   ----------------   -------------   ----------------
Fidelity Advisor Series I: Fidelity
  Advisor Balanced Fund(6)..............         710         710,000             94,920            nil
Fidelity Trend Fund: Fidelity Trend
  Fund(6)...............................         500         500,000             66,845            nil
Fidelity Advisor Series I: Fidelity
  Advisor Equity Value Fund(6)..........         180         180,000             24,065            nil
Fidelity Management Trust Company on
  behalf of accounts managed by it(7)...       6,890       6,890,000            921,123      4,764,186
First Mercury Insurance Company.........      30,000      30,000,000          4,010,694            nil
First Union National Bank...............      44,000      44,000,000          5,882,352            nil
First Union Securities Inc. ............       5,400       5,400,000            721,925            nil
FIST -- Franklin Convertible Securities
  Fund..................................       2,300       2,300,000            307,487            nil
Forest Alternative Strategies II........         100         100,000             13,369            nil
Forest Global Convertible Fund Series
  A-5...................................       5,000       5,000,000            668,450            nil
Forest Fulcrum Fund L.L.P...............       1,200       1,200,000            160,428            nil
Franklin and Marshall College...........         500         500,000             66,845            nil
F. R. Convt. Sec. Fn....................         105         105,000             14,038            nil
FSS -- Franklin Global Communication
  Fund..................................       1,300       1,300,000            173,798            nil
FTVIPT -- Global Communication Fund.....       2,800       2,800,000            374,332            nil
Granville Capital Corporation...........      34,000      34,000,000          4,545,454            nil
GLG Market Neutral Fund.................      54,500      54,500,000          7,286,095            nil
HFR Master Fund, Ltd(5).................          50          50,000              6,685            nil
HFR Zazove Master Trust.................         200         200,000             26,738            nil
H.K. Porter Company, Inc.(5)............          55          55,000              7,353            nil
Highbridge International LLC............      22,500      22,500,000          3,008,021            nil
ICI American Holdings Trust.............         370         370,000             49,466            nil
JAS Securities, LLC.....................       2,000       2,000,000            267,380            nil
JMG Capital Partners, LP................      45,200      45,200,000          6,042,779            nil
JMG Triton Offshore Fund, Ltd. .........      45,200      45,200,000          6,042,779            nil
KBC Financial Products USA Inc..........       1,430       1,430,000            191,177            nil
Kellner, DiLeo & Co., L.P...............       3,900       3,900,000            521,391            nil
Kettering Medical Center Funded
  Depreciation Account(5)...............         140         140,000             18,717            nil
Knoxville Utilities Board Retirement
  System(5).............................         335         335,000             44,787            nil
Lehman Brothers Special Finance.........       5,750       5,750,000            768,717            nil
Lincoln National Convertible Securities
  Fund..................................      10,000      10,000,000          1,336,898            nil
Lipper Convertibles, L.P................      48,500      48,500,000          6,483,956            nil
Lipper Convertibles Series II, L.P......       5,000       5,000,000            668,449            nil
Lipper Offshore Convertibles, L.P.......       9,100       9,100,000          1,216,578            nil
LLT Limited.............................         350         350,000             46,792            nil
Louisiana Workers' Compensation
  Corporation(5)........................         620         620,000             82,888            nil
Lyxor Master Fund c/o Argent Management
  Company LLC...........................         350         350,000             46,792            nil
Lyxor Master Fund c/o Forest Investment
  Management L.L.C......................       1,500       1,500,000            200,535
Macomb County Employees' Retirement
  System(5).............................         585         585,000             78,209            nil
Mainstay Convertible Fund...............       2,110       2,110,000            282,086            nil
Mainstay VP Convertible Portfolio.......         640         640,000             85,562            nil
McMahan Securities Co. L.P. ............          40          40,000              5,348            nil

                                                       PRINCIPAL AMOUNT                      SHARES OF
                                                        OF CONVERTIBLE                         COMMON
                                          SHARES OF      SUBORDINATED       SHARES OF          STOCK
                                          PREFERRED       DEBENTURES         COMMON         OWNED PRIOR
SELLING SECURITYHOLDER(1)                  STOCK(2)         (2)(3)          STOCK(4)      TO THIS OFFERING
-------------------------                 ----------   ----------------   -------------   ----------------
Morgan Stanley..........................      40,000      40,000,000          5,347,592            nil
Morgan Stanley Dean Witter Convertible
  Securities Trust......................       2,100       2,100,000            280,749            nil
National Union Fire Insurance Company of
  Pittsburgh, PA........................       2,000       2,000,000            267,380            nil
Navigator Offshore Fund, Ltd............       7,655       7,655,000          1,023,396            nil
Navigator Partners L.P..................       1,345       1,345,000            179,813            nil
New York Life Insurance Company
  (Ordinary Life Post 1982 AC 2)........       4,815       4,815,000            643,717            nil
New York Life Insurance Company
  (Ordinary Life Pre 1982 AC 1).........       2,040       2,040,000            272,728            nil
New York Life Insurance Company
  (Separate Account #7).................         285         285,000             38,102            nil
Ondeo Nalco.............................         155         155,000             20,722            nil
Penn Treaty Network America Insurance
  Company...............................         700         700,000             93,583            nil
Paloma Securities L.L.C. ...............       4,500       4,500,000            601,605         26,900
Port Authority of Allegheny County
  Retirement and Disability Allowance
  Plan for Employees Represented by
  Local 85 of the Amalgamated Transit
  Union(5)..............................       2,470       2,470,000            330,214            nil
Prisma Foundation(5)....................         110         110,000             14,706            nil
Quattro Fund Ltd........................       1,000       1,000,000            133,690            nil
R(2) Investments, LDC...................      75,000      75,000,000         10,026,735            nil
Robertson Stephens, Inc.................      20,000      20,000,000          2,673,796            nil
Salomon Smith Barney Inc. ..............      19,719      19,719,000          2,636,230            nil
San Diego County Employee Retirement
  Association...........................       2,050       2,050,000            274,065            nil
SCI Endowment Care Common Trust
  Fund -- First Union(5)................          75          75,000             10,027            nil
SCI Endowment Care Common Trust
  Fund -- National Fiduciary
  Services(5)...........................         335         335,000             44,787            nil
SCI Endowment Care Common Trust
  Fund -- Suntrust(5)...................         140         140,000             18,717            nil
SG Cowen Securities Corporation.........      41,365      41,365,000          5,530,079            nil
Southdown Pension Plan(5)...............         235         235,000             31,418            nil
Southern Farm Bureau Life Insurance.....         425         425,000             56,819            nil
Spear, Leads & Kellogg L.P. ............       1,000       1,000,000            133,690            nil
SPT(5)..................................       2,850       2,850,000            381,016            nil
Starvest Combined Portfolio.............         650         650,000             86,899            nil
Starvest Managed Portfolio..............          35          35,000              4,680            nil
State of Oregon/Equity..................       3,300       3,300,000            441,177            nil
State of Mississippi Health Care Trust
  Fund..................................         255         255,000             34,091            nil
State Street Bank Custodian for GE
  Pension Trust.........................       4,200       4,200,000            561,498            nil
Sturgeon Limited........................          32          32,000              4,279            nil
Sylvan (IMA) Ltd........................         500         500,000             66,845            nil
Syngenta AG.............................         175         175,000             23,397            nil
TD Securities (USA) Inc.................      12,000      12,000,000          1,604,278            nil
The Class IC Company....................       2,090       2,090,000            279,412            nil

                                                       PRINCIPAL AMOUNT                      SHARES OF
                                                        OF CONVERTIBLE                         COMMON
                                          SHARES OF      SUBORDINATED       SHARES OF          STOCK
                                          PREFERRED       DEBENTURES         COMMON         OWNED PRIOR
SELLING SECURITYHOLDER(1)                  STOCK(2)         (2)(3)          STOCK(4)      TO THIS OFFERING
-------------------------                 ----------   ----------------   -------------   ----------------
The Dow Chemical Company Employees'
  Retirement Plan(5)....................       4,650       4,650,000            621,658            nil
The Fondren Foundation(5)...............         140         140,000             18,717            nil
The New Economy Fund....................      17,100      17,010,000          2,274,064            nil
Travelers: Travelers Equity Income(6)...         800         800,000            106,952            nil
Tribeca Investments, L.L.C. ............      92,000      92,000,000         12,299,461            nil
UBS AG, London Branch...................       8,902      8,902,500,          1,190,107            nil
Union Carbide Retirement Account(5).....       2,415       2,415,000            322,861            nil
United Food and Commercial Workers Local
  1262 and Employers Pension Fund(5)....       1,085       1,085,000            145,054            nil
Variable Insurance Products Fund:
  Contrafund Portfolio(6)...............       7,400       7,400,000            989,305            nil
Variable Insurance Products Fund II:
  Contrafund Portfolio(6)...............      14,500      14,500,000          1,938,503            nil
Variable Insurance Products Fund:
  Equity-Income Portfolio(6)............       5,660       5,660,000            756,685        911,600
Variable Insurance Products Fund III:
  Balanced Portfolio(6).................         100         100,000             13,369            nil
Variable Insurance Products Fund: Value
  Portfolio(6)..........................          20          20,000              2,674            nil
Vopak USA Inc., Retirement Plan (f.k.a.
  Van Waters & Rogers, Inc. Retirement
  Plan)(5)..............................         560         560,000             74,867            nil
White River Securities L.L.C. ..........      10,000      10,000,000          1,336,898            nil
Wilmington Trust Company as owner
  trustee for Forrestal Funding Master
  Trust.................................      62,925      62,925,000          8,412,431            nil
Zazove Convertible Securities Fund
  Inc...................................         520         520,000             69,519            nil
Zazove Hedged Convertible Fund L.P......       1,350       1,350,000            180,482            nil
Zazove Income Fund L.P..................       1,350       1,350,000            180,482            nil
Zeneca Holdings Trust...................         255         255,000             34,091            nil
Zurich Institutional Benchmarks Master
  Fund Ltd..............................       1,050       1,050,000            140,375            nil
Zurich Master Hedge Fund................         200         200,000             26,738            nil
Other Selling securityholders(1)........     643,899     643,899,000         86,082,729        unknown


---------------

(1) Information about other selling securityholders may be provided in prospectus supplements or post-effective amendments.

(2) In each case, none of these securities were held prior to this offering.

(3) Based on the principal amount of convertible subordinated debentures originally issuable in exchange for the preferred stock, calculated by reference to the initial liquidation preference of the preferred stock of $1,000.00 per share. The principal amount is subject to increase as a result of increases in the liquidation preference of the preferred stock to reflect the accretion of unpaid dividends. See "Description of Preferred Stock -- Exchange Right," above.

(4) Based on the shares of common stock originally issuable upon exercise of the conversion privilege attached to the preferred stock or the convertible subordinated debentures with fractions rounded up to the nearest whole share. The number of shares of common stock so issuable is subject to increase as a result of antidilution adjustments and, in the case of conversion of the preferred stock, increases in the liquidation preference of the preferred stock to reflect the accretion of unpaid dividends. No fractional shares of common stock will be issued upon conversion of the preferred stock. Instead of issuing fractional shares, we will deliver scrip that will entitle the holder to receive a full share upon surrender of such scrip aggregating a full share. See "Description of Preferred
    Stock -- Conversion Rights" and "Description of the Convertible Subordinated Debentures -- Conversion," above.

(5) CALAMOS Asset Management, Inc. acts as investment manager with respect to the selling securityholder and as such has shared voting and investment power with respect to the securities owned by the selling securityholder.

(6) The selling securityholder is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company, or FMR Co. FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to the selling securityholder, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation.

(7) Securities indicated as owned by this selling securityholder represent in aggregate less than 1% of the securities offered and are owned directly by private investment accounts, primarily employee benefit plans for which this selling securityholder serves as trustee or managing agent. This selling securityholder is a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act.
---------------------

     This prospectus also relates to sales by the transfer agent for the preferred stock, on behalf of the holders of the preferred stock, of common stock issued to the transfer agent in connection with the payment of dividends on the preferred stock as described below under "Plan of Distribution" and covered by this prospectus. Shares of our common stock delivered to the transfer agent for this purpose will be owned beneficially by the holders of the preferred stock upon delivery to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. Because we do not know the number of shares of our common stock, if any, which will be delivered to the transfer agent, and because the holders of the preferred stock may change from time to time, we cannot predict the number of shares of our common stock held by the holders of the preferred stock prior to this offering, to be offered or to be held by the holders of the preferred stock upon termination of this offering nor can we predict whether any holder of the preferred stock has, or within the past three years has had, any position, office or other material relationship with us or any predecessors or affiliates.

                              PLAN OF DISTRIBUTION

     The selling securityholders may from time to time directly sell their preferred stock, convertible subordinated debentures issued in exchange for their preferred stock and common stock issued upon conversion of their preferred stock or convertible subordinated debentures directly to purchasers. Alternatively, the selling securityholders may from time to time offer these securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of these securities for whom they may act as agent.

     We cannot assure you that any selling securityholder will sell any or all of its securities under this prospectus or that any selling securityholder will not transfer, devise or gift its securities by other means not described in this prospectus.

     In addition, the transfer agent for the preferred stock may from time to time sell, on behalf of the holders of the preferred stock, common stock, issued to the transfer agent and covered by this prospectus, for cash to pay dividends on the preferred stock or to pay all or a portion of the amount by which the accreted liquidation preference per share of preferred stock exceeds $1,000.00. We have entered into a Stock Transfer Agency Agreement dated September 6, 1996, and a Preferred Stock Transfer Agency Agreement, dated August 6, 2001, both with The Bank of New York Company, Inc., which we refer to as the transfer agent, pursuant to which The Bank of New York acts as the transfer agent for our common stock and our preferred stock, respectively. Pursuant to the Preferred Stock Transfer Agency Agreement, the transfer agent has agreed to procedures concerning the sale of shares of our common stock that may be delivered to it by us for these purposes.

     Pursuant to these procedures, if we desire to pay all or any part of a dividend on the preferred stock or amount by which the accreted liquidation preference per share of preferred stock exceeds $1,000.00 with shares of our common stock, prior to the applicable payment date, we will deliver to the transfer agent a number of shares of our common stock, which when sold by the transfer agent, will result in net cash proceeds sufficient (together with any cash payments made by us to the transfer agent for these purposes) to permit the transfer agent to pay the applicable payment in cash to the holders of the preferred stock, together with instructions for the transfer agent to effect the sales in accordance with the Preferred Stock Transfer Agency Agreement and indicating the applicable payment date, the aggregate payment to be made on that date and any specific instructions regarding the manner of sale of the shares of common stock which may include restrictions with respect to the sale including maximum and minimum sale prices, limit instructions, sale scheduling, sale blackout periods, commissions and brokerage fees. We may revoke or amend these instructions at any time by notice to the transfer agent. Shares of our common stock delivered to the transfer agent for these purposes will be owned beneficially by the holders of the preferred stock upon delivery to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders.

     The transfer agent will conduct sales of the shares of our common stock so delivered, in accordance with the terms of the Preferred Stock Transfer Agency Agreement and our instructions. Subject to our instructions, sales may be effected on any United States national or regional securities exchange or market on which our common stock is listed or admitted for trading and the transfer agent may engage brokers or other agents, which may be affiliated with the transfer agent and which may receive customary compensation in the form of fees or commissions, to effect sales. In effecting the sales, the transfer agent will act as agent for the holders of the preferred stock. See "Description of the Preferred Stock -- Dividends," above.

     The selling securityholders, the transfer agent and any brokers, dealers or agents who participate in the distribution of the securities covered by this prospectus may be deemed to be "underwriters," and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling securityholders or the transfer agent may be deemed to be underwriters, the selling securityholders or the transfer agent may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholders or the transfer agent are deemed to be underwriters, they will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of The New York Stock Exchange pursuant to Rule 153 under the Securities Act.

     The securities offered hereby may be sold from time to time by, as applicable, the selling securityholders and, subject to the terms of the Preferred Stock Transfer Agency Agreement and our instructions, the transfer agent or, to the extent permitted, by pledgees, donees, transferees or other successors in interest including by disposal from time to time in one or more transactions through any one or more of the following, as appropriate:

     - a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

     - in transactions otherwise than in the over-the-counter market;

     - through the writing of put or call options on the securities;

     - short sales of the securities and sales to cover the short sales;

     - the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

     - the distribution of the securities by any selling securityholder to its partners, members or securityholders;

     - sales through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or successors in interest or from the purchasers of the shares for whom they may act as agent; and

     - a combination of any of the above.

     In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than under this prospectus.

     Sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

     Upon being notified by a selling securityholder or the transfer agent that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of securities covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling securityholders or the transfer agent, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities.

     To our knowledge, there are currently no agreements, arrangements or understandings between any selling securityholders, the transfer agent, and any broker, dealer, agent or underwriter regarding the sale by any selling securityholder or the transfer agent of shares of common stock or preferred stock covered by this prospectus. Under the securities laws of some states, the securities may be sold only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with. The selling securityholders, the transfer agent, and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders, the transfer agent, and any other person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of these securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     Under the terms of the registration rights agreement, holders of securities covered by this prospectus, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. Under the terms of our agreements with the transfer agent referenced above, we have agreed to indemnify the transfer agent against certain liabilities arising in connection with the services rendered by it under the agreements.

     Under the terms of the registration rights agreement, we have also agreed to pay substantially all of the expenses in connection with the registration of the preferred stock, convertible subordinated debentures issued in exchange for the preferred stock and common stock issued upon conversion of the preferred stock or convertible subordinated debentures other than underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition by the selling securityholders of their securities covered by this prospectus.

     There is no public trading market for the shares of preferred stock and we do not intend to apply for listing of the shares of preferred stock on any national securities exchange or for quotation of the shares on any automated inter-dealer quotation system. No assurance can be given as to the liquidity of the trading market for the shares of preferred stock or that an active public market for those shares will develop. If an active market for the shares of preferred stock does not develop, the market price and liquidity of those shares may be adversely affected. If the shares of preferred stock are traded, they may trade at a discount from their initial offering price, depending on the market for similar securities, our performance and other factors.

     In connection with the original private placement of the preferred stock with the initial purchasers, we and our executive officers and directors agreed that, without the prior written consent of Salomon Smith Barney and Morgan Stanley, and subject to the exceptions described below, we and they would not, prior to October 30, 2001,

     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or

     - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any transaction described above is to be settled by delivery of common stock or other securities, in cash or otherwise.

     The restrictions described in the previous paragraph did not apply to:

     - the original private placement of the preferred stock with the initial purchasers or the resale of the preferred stock by the initial purchasers in transactions not requiring registration under the Securities Act or applicable state securities laws;

     - the issuance by Lucent of shares of common stock:

          - upon the exercise of an option or warrant or the conversion of a security outstanding on August 1, 2001 and disclosed in an SEC filing by Lucent; or

          - pursuant to employee or director benefit plans;

     - the issuance by Lucent of shares of common stock on conversion of the preferred stock or the convertible subordinated debentures;

     - the granting by Lucent of stock options, restricted stock or restricted stock units pursuant to any employee or director benefit plan approved by our board of directors;

     - the issuance by Lucent of equity securities or securities convertible into or exercisable or exchangeable for equity securities to one or more strategic investors in a private placement (other than an offering pursuant to Rule 144A or similar offering) so long as such investors agree to the restrictions set forth in the preceding paragraph with respect to sales of such securities during the period referred to above; or

     - in the case of our executive officers and directors, transactions relating to shares of Lucent's common stock or its other securities acquired in open market transactions after the completion of the original private placement of the preferred stock with the initial purchasers and resale of the preferred stock by the initial purchasers in transactions not requiring registration under the Securities Act or applicable state securities laws.

                                 LEGAL MATTERS

     Richard J. Rawson, our Senior Vice President, General Counsel and Secretary, will pass upon the legality of these securities. As of December 19, 2001, Richard J. Rawson owned 104,219.64 shares of our common stock and vested options and stock units for 1,051,606 shares of our common stock. Our special counsel, Cravath, Swaine & Moore, New York, New York, may pass upon certain other legal matters in connection with this offering for us.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           [LUCENT TECHNOLOGIES LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the registrant in connection with the offerings described in this registration statement. All the amounts shown are estimates, except the SEC registration fees.

SEC Registration Fees.......................................  $614,982
Accounting fees and expenses................................    10,000
Legal fees and expenses.....................................   200,000
Printing fees and expenses..................................    50,000
Fees and expenses of Trustee................................     9,000
Miscellaneous fees and expenses.............................    10,000
                                                              --------
          Total.............................................  $893,982
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its securityholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of securityholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 16.  EXHIBITS

     See the index to exhibits, which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on January 8, 2002.


                                          LUCENT TECHNOLOGIES INC.
                                          Registrant

                                          By:    /s/ JOHN A. KRITZMACHER
                                            ------------------------------------
                                                    John A. Kritzmacher
                                            Senior Vice President and Corporate
                                                          Controller


Date: January 8, 2002



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, Patricia F. Russo constitutes and appoints John A. Kritzmacher, Frank A. D'Amelio and Richard A. Rawson, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities a Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated, on January 8, 2002.



                  (SIGNATURE)                                           (TITLE)
                  -----------                                           -------







              /s/ PATRICA F. RUSSO                   President, Chief Executive Officer (principal
------------------------------------------------            executive officer) and Director
               Patricia F. Russo

                       *                              Executive Vice President and Chief Financial
------------------------------------------------         Officer (principal financial officer)
               Frank A. D'Amelio




            /s/ JOHN A. KRITZMACHER                  Senior Vice President and Corporate Controller
------------------------------------------------             (principal accounting officer)
              John A. Kritzmacher

                  (SIGNATURE)                                           (TITLE)
                  -----------                                           -------





                       *                                                Director
------------------------------------------------
                Paul A. Allaire




                       *                                                Director
------------------------------------------------
                Betsy S. Atkins




                       *                                                Director
------------------------------------------------
                 Carla A. Hills




                       *                                                Director
------------------------------------------------
               Franklin A. Thomas




                       *                                                Director
------------------------------------------------
                 John A. Young




          *By: /s/ JOHN A. KRITZMACHER
------------------------------------------------
                Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                             EXHIBIT DESCRIPTION
-------                            -------------------
   4.1     --  Provisions of the Certificate of Incorporation of the
               registrant, as amended effective February 16, 2000, that
               define the rights of securityholders of the registrant.(1)
   4.2     --  Provisions of the By-Laws of the registrant, as amended effective February 17, 1999, that define the rights of
               securityholders of the registrant.(2)
   4.3     --  Rights Agreement between the registrant and The Bank of New
               York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996.(3)
   4.4     --  Amendment to Rights Agreement between the registrant and The
               Bank of New York (successor to First Chicago Trust Company of New York), dated as of February 18, 1998.(4)
   4.5     --  Certificate of Designations of 8.00% Redeemable Convertible
               Preferred Stock setting forth the powers, preferences and
               rights, and the qualifications, limitations and restrictions thereof, filed with the Certificate of Incorporation.(5)
   4.6**   --  Registration Rights Agreement dated as of August 6, 2001, among the registrant and the initial purchasers.
   4.7     --  Form of Indenture relating to the 8.00% Convertible
               Subordinated Debentures Due 2031 (included as Exhibit H to
               Exhibit 4.1).
   4.8     --  Form of 8.00% Convertible Subordinated Debentures Due 2031
               (included as Exhibit A to Exhibit H to Exhibit 4.1).
   4.9**   --  Preferred Stock Transfer Agency Agreement between the
               registrant and The Bank of New York Company, Inc., dated as of August 6, 2001.
   5 **    --  Opinion and consent of Richard J. Rawson, Senior Vice
               President, General Counsel and Secretary of the registrant.
  12       --  Statement Regarding Computation of Ratios.(6)
  23.1**   --  Consent of PricewaterhouseCoopers LLP.
  23.2**   --  Consent of Richard J. Rawson (included in Exhibit 5).
  24       --  Powers of Attorney (included in the signatures pages of the first filing of this registration statement filed with the
               SEC on October 26, 2001 and with the filing of this
               Amendment No. 3).
  25 **    --  Statement of Eligibility Under the Trust Indenture Act of
               1939 of a Corporation Designated to Act as Trustee, by The
               Bank of New York on Form T-1.


---------------

 *  Filed herewith.

**  Previously filed.

(1) Incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 (No. 333-31400), filed with the SEC on March 1, 2000.

(2) Incorporated by reference to Exhibit 3(ii) to the registrant's Annual Report on Form 10-K for the year ended September 30, 1999, filed with the SEC on December 21, 1999.

(3) Incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-1/A (No. 333-00703), filed with the SEC on April 1, 1996.

(4) Incorporated by reference to Exhibit 10(i)5 to the registrant's Annual Report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 22, 1998.

(5) Incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2001, filed with the SEC on August 13, 2001.

(6) Incorporated by reference to Exhibit 12 to the registrant's Annual Report on Form 10-K for the year ended September 30, 2001, filed with the SEC on December 28, 2001.